                                                                     Exhibit 4.3

--------------------------------------------------------------------------------


                            FACILITY LEASE AGREEMENT

                                      OL1

                         Dated as of December ___, 2001


                                     between


                               HOMER CITY OL1 LLC,
                                 as Owner Lessor


                                       and


                         EME HOMER CITY GENERATION L.P.
                               as Facility Lessee


                          HOMER CITY GENERATING STATION
       1,884 Megawatt (net), Coal-Fired Electric Generation Power Facility
                              Located northeast of
                            Pittsburgh, Pennsylvania


--------------------------------------------------------------------------------
CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF LENDER, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LEASE INDENTURE TRUSTEE UNDER AN INDENTURE OF TRUST AND SECURITY AGREEMENT, DATED AS OF
DECEMBER __, 2001 AMONG SAID LEASE INDENTURE TRUSTEE AND SECURITY AGENT, AS SECURED PARTIES, FOR THE BENEFIT OF THE HOLDERS THEREUNDER, AND THE OWNER LESSOR, AS DEBTOR. SEE SECTION 21 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                                TABLE OF CONTENTS
                                                                                                               Page
SECTION 1     DEFINITIONS.........................................................................................2
---------     -----------

SECTION 2     LEASE OF THE UNDIVIDED INTEREST.....................................................................2
---------     -------------------------------

SECTION 3     FACILITY LEASE TERM AND RENT........................................................................2
---------     ----------------------------

              SECTION 3.1        BASIC LEASE TERM.................................................................2
              -----------        ----------------

              SECTION 3.2        RENT.............................................................................2
              -----------        ----

              SECTION 3.3        SUPPLEMENTAL LEASE RENT..........................................................4
              -----------        -----------------------

              SECTION 3.4        ADJUSTMENT OF BASIC LEASE RENT AND TERMINATION VALUE.............................4
              -----------        ----------------------------------------------------

              SECTION 3.5        MANNER OF PAYMENTS...............................................................6
              -----------        ------------------

SECTION 4     DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT..................................................7
---------     --------------------------------------------------

              SECTION 4.1        DISCLAIMER OF WARRANTIES.........................................................7
              -----------        -------------------------

              SECTION 4.2        QUIET ENJOYMENT..................................................................9
              -----------        ---------------

SECTION 5     RETURN OF UNDIVIDED INTEREST........................................................................9
---------     ----------------------------

              SECTION 5.1        RETURN...........................................................................9
              -----------        ------

              SECTION 5.2        CONDITION UPON RETURN............................................................9
              -----------        ---------------------

              SECTION 5.3        EXPENSES........................................................................13
              -----------        --------

SECTION 6     LIENS..............................................................................................13
---------     -----

SECTION 7     MAINTENANCE; REPLACEMENTS OF COMPONENTS............................................................13
---------     ---------------------------------------

              SECTION 7.1        MAINTENANCE.....................................................................13
              -----------        -----------

              SECTION 7.2        REPLACEMENT OF COMPONENTS.......................................................14
              -----------        -------------------------

              SECTION 7.3        ENVIRONMENTAL MATTERS...........................................................15
              -----------        ---------------------

SECTION 8     IMPROVEMENTS.......................................................................................17
---------     ------------

              SECTION 8.1        REQUIRED IMPROVEMENTS...........................................................17
              -----------        ---------------------

              SECTION 8.2        OPTIONAL IMPROVEMENTS...........................................................17
              -----------        ---------------------

              SECTION 8.3        TITLE TO IMPROVEMENTS...........................................................18
              -----------        ---------------------

              SECTION 8.4        FINANCING OF IMPROVEMENTS.......................................................18
              -----------        -------------------------

SECTION 9     NET LEASE..........................................................................................19
---------     ---------

SECTION 10    EVENTS OF LOSS.....................................................................................20
----------    --------------

              SECTION 10.1       OCCURRENCE OF EVENTS OF LOSS....................................................20
              ------------       -----------------------------

              SECTION 10.2       PAYMENT UPON TERMINATION; SPECIAL LESSEE
                                   TRANSFER PAYMENT UPON TERMINATION; SPECIAL LESSEE TRANSFER....................21
              ------------       ---------------------------------------------------------------------------------------------------

              SECTION 10.3       APPLICATION OF PROCEEDS.........................................................24
              ------------       -----------------------

              SECTION 10.4       REBUILDING OR REPLACEMENT.......................................................25
              ------------       -------------------------

              SECTION 10.5       APPLICATION OF PAYMENTS NOT RELATING TO AN EVENT OF LOSS........................26
              ------------       --------------------------------------------------------

              SECTION 10.6       PARTIAL CASUALTIES..............................................................26
              ------------       ------------------

SECTION 11    INSURANCE..........................................................................................27
----------    ---------------------------------------------------------------------------------------------------

              SECTION 11.1       GENERAL.........................................................................27
              ------------       -------

              SECTION 11.2       APPLICATION OF INSURANCE PROCEEDS...............................................27
              ------------       ---------------------------------

SECTION 12    INSPECTION.........................................................................................28
----------    ----------

SECTION 13    TERMINATION OPTION FOR BURDENSOME EVENTS...........................................................28
----------    ----------------------------------------

              SECTION 13.1       ELECTION TO TERMINATE...........................................................28
              ------------       ---------------------

              SECTION 13.2       SOLICITATION OF QUALIFYING BIDS; PAYMENTS UPON TERMINATION......................30
              ------------       ----------------------------------------------------------

              SECTION 13.3       PROCEDURE FOR EXERCISE OF TERMINATION OPTION....................................31
              ------------       --------------------------------------------

              SECTION 13.4       ASSUMPTION OF THE LESSOR NOTES; SPECIAL LESSEE TRANSFERS........................32
              ------------       ---------------------------------------------------------

              SECTION 13.5       CERTAIN CONDITIONS TO TERMINATION...............................................32
              ------------       ---------------------------------

SECTION 14    TERMINATION FOR OBSOLESCENCE; PARTIAL RELEASE OF INTEREST..........................................33
----------    ---------------------------------------------------------

              SECTION 14.1       TERMINATION.....................................................................33
              ------------       -----------

              SECTION 14.2       SOLICITATION OF OFFERS..........................................................33
              ------------       ----------------------

              SECTION 14.3       RIGHT OF OWNER LESSOR TO RETAIN THE UNDIVIDED INTEREST..........................34
              ------------       ------------------------------------------------------

              SECTION 14.4       PROCEDURE FOR EXERCISE OF TERMINATION OPTION....................................35
              ------------       --------------------------------------------

              SECTION 14.5       CERTAIN CONDITIONS TO TERMINATION...............................................36
              ------------       ---------------------------------

SECTION 15    LEASE RENEWAL......................................................................................36
----------    -------------

              SECTION 15.1       RENEWAL LEASE TERMS.............................................................36
              ------------       -------------------

              SECTION 15.2       FAIR MARKET VALUE RENEWAL LEASE TERMS...........................................37
              ------------       -------------------------------------

              SECTION 15.3       RENEWAL RENT AND TERMINATION VALUE FOR RENEWAL LEASE TERM.......................38
              ------------       ---------------------------------------------------------


                                       ii

              SECTION 15.4       DETERMINATION OF FAIR MARKET RENTAL VALUE.......................................38
              ------------       -----------------------------------------

              SECTION 15.5       TERMINATION VALUE DURING RENEWAL LEASE TERMS....................................39
              ------------       --------------------------------------------

SECTION 16    EVENTS OF DEFAULT..................................................................................39
----------    -----------------

SECTION 17    REMEDIES...........................................................................................43
----------    --------

              SECTION 17.1       REMEDIES FOR LEASE EVENT OF DEFAULT.............................................43
              ------------       -----------------------------------

              SECTION 17.2       CUMULATIVE REMEDIES.............................................................46
              ------------       -------------------

              SECTION 17.3       NO DELAY OR OMISSION TO BE CONSTRUED AS WAIVER..................................46
              ------------       ----------------------------------------------

SECTION 18    SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS.................................................47
----------    --------------------------------------------------

SECTION 19    RIGHT TO SUBLEASE..................................................................................47
----------    -----------------

              SECTION 19.1       SUBLEASE........................................................................47
              ------------       --------

SECTION 20    OWNER LESSOR'S RIGHT TO PERFORM....................................................................48
----------    -------------------------------

SECTION 21    SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE TRUSTEE..............................49
----------    ---------------------------------------------------------------------

SECTION 22    MISCELLANEOUS......................................................................................49
----------    -------------

              SECTION 22.1       AMENDMENTS AND WAIVERS..........................................................49
              ------------       ----------------------

              SECTION 22.2       NOTICES.........................................................................49
              ------------       -------

              SECTION 22.3       SURVIVAL........................................................................50
              ------------       --------

              SECTION 22.4       SUCCESSORS AND ASSIGNS..........................................................50
              ------------       ----------------------

              SECTION 22.5       TRUE LEASE; SEPARATE LEGAL OBLIGATIONS..........................................53
              ------------       --------------------------------------

              SECTION 22.6       GOVERNING LAW...................................................................53
              ------------       -------------

              SECTION 22.7       SEVERABILITY....................................................................53
              ------------       ------------

              SECTION 22.8       COUNTERPARTS....................................................................53
              ------------       ------------

              SECTION 22.9       HEADINGS AND TABLE OF CONTENTS..................................................53
              ------------       ------------------------------

              SECTION 22.10      FURTHER ASSURANCES..............................................................53
              -------------      ------------------

              SECTION 22.11      EFFECTIVENESS...................................................................54
              -------------      -------------

              SECTION 22.12      LIMITATION OF LIABILITY.........................................................54
              -------------      -----------------------

              SECTION 22.13      MEASURING LIFE..................................................................54
              -------------      --------------

EXHIBITS AND SCHEDULES
----------------------
Exhibit A               Description of Facility Site
Exhibit B               Description of Facility
Schedule 1-1            Basic Lease Rent
Schedule 1-2            Allocated Rent
Schedule 1-3            467 Rent Allocation
Schedule 2              Termination Values

                            FACILITY LEASE AGREEMENT

                  This FACILITY LEASE AGREEMENT, dated as of December __, 2001 (as amended, supplemented or otherwise modified from time to time and in accordance with the provisions hereof, this "FACILITY LEASE"), between HOMER CITY OL1 LLC, a Delaware limited liability company (together with its successors and permitted assigns, the "OWNER LESSOR") created for the benefit of [General Electric Capital Corporation][Full Service Lease Corp.], a Delaware corporation (together with its successors and permitted assigns, the "OWNER PARTICIPANT"), and EME Homer City Generation L.P., a Pennsylvania limited partnership (together with its successors assigns, the "FACILITY LESSEE" or "HOMER CITY").

                                   WITNESSETH:

                  WHEREAS, the Facility Lessee owns the Facility Site which is more particularly described in Exhibit A hereto, such Exhibit A being attached to this Facility Lease as a part hereof;

                  WHEREAS, pursuant to the Facility Site Lease, Homer City has leased the Ground Interest and granted certain non-exclusive easements to the Owner Lessor for the Facility Lease Term;

                  WHEREAS, pursuant to the Facility Site Sublease, the Owner Lessor has leased the Ground Interest to Homer City for the term equal to the term of this Facility Lease, including any renewals hereof;

                  WHEREAS, the Facility is located on the Facility Site and is more particularly described in Exhibit B hereto, such Exhibit B being attached to this Facility Lease as a part hereof;

                  WHEREAS, pursuant to the Facility Deed and the Bill of Sale, the Owner Lessor has acquired from the Facility Lessee an undivided ownership interest in the Facility, with the right to nonexclusive possession of the Facility including an entitlement share in the electrical capacity and output of the Facility equal to the Owner Lessor's Percentage (such undivided ownership interest and entitlement share together, the "UNDIVIDED INTEREST");

                  WHEREAS, the Facility does not include the Facility Site or any part thereof, and the Facility Site is being leased to the Owner Lessor pursuant to the Facility Site Lease and is being subleased to the Facility Lessee pursuant to the Facility Site Sublease; and

                  WHEREAS, pursuant to this Facility Lease, the Owner Lessor will lease the Undivided Interest to the Facility Lessee for the Basic Lease Term and the Renewal Lease Terms, if any, provided herein.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1         DEFINITIONS

                  Capitalized terms used in this Facility Lease, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to that certain Participation Agreement (P1), dated as of December ___, 2001, among the Facility Lessee, the Owner Lessor, the Owner Manager, the Owner Participant, The Bank of New York (as successor to United States Trust Company of New York) as Bondholder Trustee, the Lender, the Security Agent and the Lease Indenture Trustee (the "PARTICIPATION AGREEMENT"), unless the context hereof shall otherwise require. The general provisions of Appendix A to the Participation Agreement shall apply to the this Facility Lease.

SECTION 2         LEASE OF THE UNDIVIDED INTEREST

                  Upon the terms and conditions set forth herein, the Owner Lessor hereby leases the Undivided Interest to the Facility Lessee, and the Facility Lessee hereby leases the Undivided Interest from the Owner Lessor, for the Basic Lease Term and, subject to the Facility Lessee's exercise of any of its options to renew this Facility Lease as provided in SECTION 15, one or more Renewal Lease Terms. The Facility Lessee and the Owner Lessor understand and agree that this Facility Lease is subject to those encumbrances set forth in the Title Policies. The Undivided Interest shall be subject to the terms of this Facility Lease from the date on which this Facility Lease is executed and delivered.

SECTION 3         FACILITY LEASE TERM AND RENT

         SECTION 3.1 BASIC LEASE TERM. The basic lease term of this Facility Lease (the "BASIC LEASE TERM") shall commence on the Closing Date (the "BASIC LEASE COMMENCEMENT DATE") and shall continue for a period of 33 years and eight months, to and including _______ ___, 2034, subject to earlier termination pursuant to SECTIONS 10, 13, 14 or 17 hereof. The Facility Lessee shall have the right to renew this Facility Lease in accordance with SECTION 15 hereof. The Basic Lease Term and the Renewal Lease Terms are referred to as the "FACILITY LEASE TERM".

         SECTION 3.2 RENT

         . (a) The Facility Lessee hereby agrees to pay to the Owner Lessor lease rent payable with respect to the Basic Lease Term ("BASIC LEASE RENT"). The Basic Lease Rent shall be paid by the Facility Lessee to the Owner Lessor in installments in the amounts and on the dates (each a "RENT PAYMENT DATE") shown on SCHEDULE 1-1 hereto. All Basic Lease Rent to be paid pursuant to this SECTION
3.2 shall be payable in the manner set forth in SECTION 3.5 and shall be adjusted from time to time in accordance with SECTION 3.4 hereof. Renewal Rent, with respect to any exercised Renewal Lease

Term, shall be paid in accordance with the provisions of SECTION 15.3 hereof. The term "BASIC LEASE RENT" is intended to constitute "fixed rent" (as such term is defined in Treasury Regulation ss.1.467-1(h)(3)).

                  (b) Unless and until such time as adjustments are made pursuant to SECTION 3.4, the Basic Lease Rent allocated to each period for the use by the Facility Lessee of the Undivided Interest shall be the amount set forth on SCHEDULE 1-2 hereto (the "ALLOCATED RENT"). Notwithstanding that Basic Lease Rent is payable in accordance with SECTION 3.2(A), the Allocated Rent allocated pursuant to this SECTION 3.2(B) shall represent and be the amount of Basic Lease Rent for which the Facility Lessee becomes liable on account of the use of the Undivided Interest for each calendar year in whole or in part of the Basic Lease Term.

                  (c) It is the intention of the parties hereto that the allocation of Basic Lease Rent to each Rent Payment Period as provided in
SECTION 3.2(B) constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation ss.1.467-1(c)(2)(ii)(A) with the effect that pursuant to Treasury Regulation ss.ss.1.467-1(d) and 1.467-2 the Owner Lessor and the Facility Lessee, on any federal income tax returns filed by them (or on any return on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period on SCHEDULE 1-3 hereto under the caption "Proportional Rent" (the "PROPORTIONAL RENT") and shall include such amounts in income for each taxable year in accordance with Treasury Regulation ss. 1.467-1(d)(1). Because there shall be from time to time a difference between (i) the cumulative amount of Basic Lease Rent paid by the Facility Lessee (as set forth in SECTION 3.2(a)) and (ii) the cumulative amount of Basic Lease Rent allocated pursuant to SECTION 3.2(B), there shall be considered to exist a loan for purposes of Section 467 of the Code, the amount of which is based on the difference between the cumulative amount of Basic Lease Rent paid by the Facility Lessee and the cumulative amount of the Proportional Rent accrued by the Facility Lessee adjusted to account for an interest component, as provided in Treasury Regulation ss.1.467-4(b)(1) and the amount of which is set forth on SCHEDULE 1-3 hereto under the caption "Section 467 Loan" (the "SECTION 467 LOAN"). If the applicable amount of the
Section 467 Loan set forth on SCHEDULE 1-3 hereto is positive, such amount (the "LESSOR SECTION 467 LOAN BALANCE") represents a loan from the Facility Lessee to the Owner Lessor; if the applicable amount of the Section 467 Loan set forth on
SCHEDULE 1-3 hereto is negative, such amount (the "LESSEE SECTION 467 LOAN BALANCE") represents a loan from the Owner Lessor to the Facility Lessee. If there shall be a Lessor Section 467 Loan Balance, the Owner Lessor shall deduct interest expense and the Facility Lessee shall accrue interest income, in each case, in an amount equal to the amount set forth under the caption "Lessor
Section 467 Interest" for the applicable Rent Payment Period on SCHEDULE 1-3 hereto (the "LESSOR SECTION 467 INTEREST"). If there shall be a Lessee Section 467 Loan Balance, the Owner Lessor shall accrue interest income and the Facility Lessee shall deduct interest expense, in each case, in an amount equal to the amount set forth for the applicable Rent Payment Period on SCHEDULE 1-3 hereto (the "LESSEE SECTION 467 INTEREST").

                  (d) If the Lease is terminated prior to the end of the Basic Lease Term or the Facility Lessee is otherwise required to pay Termination Value (or amounts computed by reference thereto) (A) the Owner Lessor shall make a payment to the Facility Lessee on the applicable Termination Date equal to the Lessor Section 467 Loan Balance on such date, if any, and (B) the Facility Lessee shall make a payment to the Owner Lessor on the applicable Termination Date equal to the Lessee
Section 467 Loan Balance on such date, if any. Notwithstanding the foregoing, either party may offset any Lessor Section 467 Loan Balance owed by the Owner Lessor to the Facility Lessee against the amount of Termination Value (or amounts computed by reference thereto) due and payable by the Facility Lessee to the Owner Lessor on such date, and the Facility Lessee shall pay an amount equal to the excess of such Termination Value (or amounts computed by reference thereto) over such Lessor Section 467 Loan Balance or the Owner Lessor shall pay an amount equal to the excess of such Lessor Section 467 Loan Balance over such Termination Value (or amounts computed by reference thereto). The obligations of the Owner Lessor and the Facility Lessee to repay the Lessor Section 467 Loan Balance and the Lessee Section 467 Loan Balance, respectively, shall, except as otherwise provided in this SECTION 3.2, survive termination of this Lease.

         SECTION 3.3 SUPPLEMENTAL LEASE RENT. The Facility Lessee also agrees to pay, on an After-Tax Basis, to the Owner Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Lease Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Lessee to pay any Supplemental Lease Rent, the Owner Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Basic Lease Rent. The Facility Lessee will also pay as Supplemental Lease Rent, unless prohibited by any Requirement of Law, an amount equal to interest at the applicable Overdue Rate (computed on the basis of a 360-day year of twelve 30-day months) on any part of any payment of Basic Lease Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Lease Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. All Supplemental Lease Rent to be paid pursuant to this SECTION 3.3 shall be payable in the manner set forth in SECTION 3.5.

         SECTION 3.4 ADJUSTMENT OF BASIC LEASE RENT AND TERMINATION VALUE . (a) The Facility Lessee and the Owner Lessor agree that Basic Lease Rent, Allocated Rent, Proportional Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest and Termination Values may be adjusted, either upwards or downwards, at the request of the Facility Lessee or the Owner Participant in the following situations: (i) after the Closing Date to reflect the change in interest rate on any New Lessor Notes issued in connection with a refinancing pursuant to Section 12.2 of the Participation Agreement and pursuant to SECTION 2.6 of the Lease Indenture, (ii) in connection with the financing of improvements through Additional Lessor Notes pursuant to Section 12.1(a)(iii) of the Participation Agreement and (iii) to reflect the payments made pursuant to Section 10.3(d) hereof.

                  (b) Any adjustments pursuant to this SECTION 3.4 shall be calculated, (A) first, so as to maintain the Owner Participant's Net Economic Return, the minimum and average Rent Service Coverage Ratios set forth in the Closing Projections through the end of the Basic Lease Term, and the "operating lease" treatment for the Facility Lessee and, (B) second, at the option of the Facility Lessee (x) to minimize the average annual Basic Lease Rent over the Basic Lease Term for GAAP accounting purposes of the Facility Lessee and/or (y) to minimize, to the extent possible, the net present value of the Basic Lease Rent (PROVIDED THAT, with respect to GAAP earnings, the Owner Participant shall not be obligated by any such adjustment to record a book loss or reduce book earnings in the year of adjustment). Adjustments shall be computed by the Owner Participant, using the same method of computation, Tax Assumptions and Pricing Assumptions originally used (other than those that have changed as a result of the event giving rise to the adjustment) in the calculation of Basic Lease Rent, Allocated Rent, Proportional Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor 467 Interest, Lessee 467 Interest and Termination Values set forth in SCHEDULES 1-1, 1-2, 1-3 and SCHEDULE 2 hereto, respectively, but shall be subject to the verification procedure described in SECTION 3.4(D) and shall be in compliance with Section 467 of the Code and Rev. Proc. 2001-28, 2001-19 IRB 1156 and Rev. Proc. 2001-29, 2001-19 IRB 1160 except to the extent the original transaction did not comply therewith.

                  (c) Anything herein or in any other Operative Document to the contrary notwithstanding, Basic Lease Rent (excluding Component A of Basic Lease
Rent) payable on any Rent Payment Date, whether or not adjusted in accordance with this SECTION 3.4, shall, in the aggregate, be in an amount at least sufficient to pay in full principal and interest payable on the Lessor Notes on such Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values (excluding Component A of Termination Value) payable on any date under this Facility Lease, whether or not adjusted in accordance with this SECTION 3.4, shall in the aggregate, together with all other Rent due and owing on such date, exclusive of any portion thereof that is Component A of Basic Lease Rent or an Excepted Payment, be in an amount at least sufficient to pay in full the principal of, premium, if any, and accrued interest on the Lessor Notes payable on such date.

                  (d) Any adjustment pursuant to this SECTION 3.4 computed by the Owner Participant pursuant to SECTION 3.4(B) shall be subject to the verification procedure described in this SECTION 3.4(D). Once computed, the results of such computation shall promptly be delivered by the Owner Participant to the Facility Lessee. Within 30 days after the receipt of the results of any such adjustment, the Facility Lessee may request that a nationally recognized firm of accountants or lease advisors selected by the Owner Participant and reasonably acceptable to the Facility Lessee (the "VERIFIER") verify, on a confidential basis, after consultation with the Owner Participant and the Facility Lessee, the accuracy of such adjustment in accordance with this SECTION
3.4. The Owner Participant and the Facility Lessee hereby agree, subject to the execution by the Verifier of an appropriate confidentiality agreement, to provide the Verifier with all necessary information and materials (other than the Owner Participant's, the OP Guarantor's or any of their respective Affiliates' income tax returns or accounting records) as shall be necessary in connection with such verification. Both the Owner Participant and the Facility Lessee shall have the right to communicate with the Verifier and to submit supporting information and data to the Verifier. If the Verifier confirms that such adjustment is in accordance with this SECTION 3.4, and the adjustment to Basic Lease Rent, Allocated Rent, Proportional Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor 467 Interest, Lessee 467 Interest and Termination Value calculated by the Verifier are the same as those calculated by the Owner Participant, it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. If the Verifier concludes that such adjustment is not in accordance with this SECTION 3.4, and the adjustments to Basic Lease Rent, Allocated Rent, Proportional Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor 467 Interest, Lessee 467 Interest and Termination Value calculated by the Verifier are different from those calculated by the Owner Participant, it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant, and the Verifier's calculation shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. If the Facility Lessee does not request a verification of any adjustment within the 30 day period specified above in this SECTION 3.4(D), the computation provided by the Owner Participant shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Owner Lessor and the Facility Lessee and consented to by the Owner Participant; PROVIDED, however, that any omission to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable costs of the Verifier in verifying an adjustment pursuant to this SECTION 3.4 shall be paid by the Facility Lessee; PROVIDED, HOWEVER, that in the event that such Verifier determines that the present value of the remaining Basic Lease Rent to be made under this Facility Lease as calculated by the Owner Participant is greater than the present value of the remaining Basic Lease Rent as certified by the Verifier, in each case, discounted annually at the Discount Rate, by more than ten basis points, then such reasonable costs of the Verifier shall be paid by the Owner Participant. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and the scope of the Verifier's responsibilities shall not include matters of interpretation of this Facility Lease or any other Operative Document.

         SECTION 3.5 MANNER OF PAYMENTS. All Rent (whether Basic Lease Rent, Renewal Rent or Supplemental Lease Rent) and all Termination Value payments shall be paid by the Facility Lessee in Dollars in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. If any Rent is due on a day which is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due. All Rent payments payable to the Owner Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Lessor at its account at [________] (Account No. [________]) (the "OWNER LESSOR'S RENT ACCOUNT"), or to such other place as the Owner Lessor shall notify the Facility Lessee in writing; PROVIDED, HOWEVER, that so long as the Lessor Notes are outstanding and the Lien created under the Lease Indenture has not been discharged, the Owner Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien created under the Lease Indenture shall have been fully discharged in accordance with its terms), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Owner Lessor shall be paid by "wire" transfer directly to the Security Agent's Account or to such other place as the Security Agent shall notify the Facility Lessee in writing pursuant to the Participation Agreement. On each Rent Payment Date, Basic Lease Rent shall be paid by transferring funds in the amount equal to the Basic Lease Rent payment (in the amount notified by the Facility Lessee to the Owner Lessor and, so long as the Lessor Notes are outstanding and the Lien created under the Lease Indenture has not been discharged, the Security Agent) into the Owner Lessor's Rent Account or, so long as the Lessor Notes are outstanding and the Lien created under the Lease Indenture has not been discharged, the Security Agent's Account. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.

SECTION 4 DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

         SECTION 4.1 DISCLAIMER OF WARRANTIES.

                  (a) Without waiving any claim the Facility Lessee may have against any manufacturer, vendor or contractor, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE OWNER LESSOR AND THE OWNER PARTICIPANT THAT (i) THE FACILITY AND EACH COMPONENT ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE OWNER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE UNDIVIDED INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL REQUIREMENTS OF LAW NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING (1) ZONING REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE OWNER LESSOR OR THE OWNER PARTICIPANT AND (v) THE OWNER LESSOR LEASES FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS FACILITY LEASE "AS-IS," "WHERE-IS" AND "WITH ALL FAULTS," AND THE FACILITY LESSEE ACKNOWLEDGES THAT NEITHER THE OWNER LESSOR, NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF

OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Owner Lessor represents and warrants that on the Closing Date, the Undivided Interest will be free of Owner Lessor Liens. It is agreed that all such risks, as between the Owner Lessor and the Owner Participant on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee with respect to acts, occurrences or omissions during the Facility Lease Term. Neither the Owner Lessor nor the Owner Participant shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following: (x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use, operation or performance of the Facility, any Component or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component. The provisions of this paragraph (a) of this SECTION 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Owner Lessor, express or implied, with respect to the Facility, any Component or the Undivided Interest that may arise pursuant to any Requirement of Law now or hereafter in effect, or otherwise.

                  (b) During the Facility Lease Term, so long as no Lease Event of Default shall have occurred and be continuing, the Owner Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Owner Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Owner Lessor may have in respect of the Facility, any Component or the Undivided Interest against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Facility, any Component or the Undivided Interest. Notwithstanding the foregoing, any amount in excess of $5,000,000 that is payable under any warranty shall not be payable to or retained by the Facility Lessee (for application in repair or replacement of the affected property if necessary) if at the time of such payment a Material Lease Default or Lease Event of Default shall have occurred and be continuing, but shall be paid to and held by the Owner Lessor as security for the obligations of the Facility Lessee under this Facility Lease (or, if the Lien created under the Lease Indenture shall not have been discharged pursuant to the terms thereof, such amounts shall be paid to and held by the Security Agent in accordance with the terms of the Lease Indenture) in accordance with SECTION 21 or shall be applied towards payment of the Facility Lessee's obligations under the Operative Documents at the Owner Lessor's option during such time as any Material Lease Default or Lease Event of Default shall have occurred and be continuing. At such time thereafter as no Material Lease Default or Lease Event of Default shall be continuing, such amount at the time held by the Owner Lessor, or, if applicable, the

Security Agent, in excess of the amount applied in accordance with the preceding sentence shall be paid to the Facility Lessee net of and after deduction for any applicable withholding Taxes, upon the Facility Lessee's written request therefor, specifying the amount to be paid and certifying that no Material Lease Default or Lease Event of Default has occurred and is continuing. The Owner Lessor agrees to execute and deliver such further documents and take such further action (including the assignment of warranty claims), at the Facility Lessee's expense and at no after-tax cost to the Owner Participant, as may be reasonably requested by the Facility Lessee in order to obtain such warranty service as may be furnished for the Facility or any Component by any of the warrantors.

         SECTION 4.2 QUIET ENJOYMENT. So long as no Lease Event of Default has occurred and is continuing, the Facility Lessee's quiet enjoyment of the use, operation, or possession by the Facility Lessee of the Facility or the Undivided Interest will not be disturbed by the Owner Lessor or the Owner Participant, any of their respective Affiliates thereof or any other Person having a rightful, valid and legal claim by, through or under the Owner Lessor or any of its Affiliates.

SECTION 5 RETURN OF UNDIVIDED INTEREST

         SECTION 5.1 RETURN. Upon expiration of the Facility Lease Term (or earlier than such date if required pursuant to the provisions of this Facility Lease) (the "DATE OF RETURN"), unless the Undivided Interest is being transferred to the Facility Lessee (or its designee) pursuant to SECTION 10 or
SECTION 13, the Facility Lessee shall return the Undivided Interest (together with all Required Improvements, all Non-Severable Improvements, all other Improvements financed through this Facility Lease, if any, all logs and records relating to the Undivided Interest, title to each of which shall vest in the Owner Lessor) to the Owner Lessor or any designee or transferee of the Owner Lessor by surrendering the Undivided Interest into the possession of the Owner Lessor, or such designee or transferee at the location of the Facility on the Facility Site.

         SECTION 5.2 CONDITION UPON RETURN. On the Date of Return, (other than in connection with a return of the Undivided Interest by the Facility Lessee pursuant to SECTION 13 or SECTION 14), the Facility Lessee agrees that the following conditions (the "RETURN CONDITIONS") shall be satisfied or waived, whereupon this Facility Lease shall terminate:

                  (a) the Facility will be in at least as good condition as it would have been in if it had been maintained during the Facility Lease Term in compliance with the provisions of this Facility Lease (including, without limitation, SECTION 7), ordinary wear and tear excepted; and the Owner Lessor shall be entitled to exercise its right pursuant to the Designated Representative Agreement to appoint itself or a party of its choosing, in its sole discretion, as the designated account representative on file with the EPA or DEP (as the case may be) to be allocated any emission allowances granted by such agencies with respect to the Facility on or after the Termination Date, and all such emission allowances shall be for the exclusive account of the Owner Lessor (and the Facility Lessee shall take such action as the Owner Lessor may reasonably request which the

Owner Lessor deems necessary to obtain such allowances);

                  (b) the Facility Lessee shall, to the extent permitted by Requirements of Law and the provisions of such licenses or permits, assign an undivided interest equal to the Owner Lessor's Percentage to the Owner Lessor or its transferee or designee in, and shall cooperate with all reasonable requests of the Owner Participant, the Owner Lessor or any transferee or designee of either such Person for purposes of obtaining, or enabling the Owner Participant, the Owner Lessor or such transferee or designee to obtain, any and all licenses and permits of any Governmental Authorities or other Persons that are or will be required to be obtained by the Owner Participant, the Owner Lessor or such transferee or designee in connection with the use, operation or maintenance of the Undivided Interest that are not already in the name of the Owner Lessor or a transferee or designee, as the case may be on or after such return as required by Requirements of Law;

                  (c) the Facility Lessee shall provide the Owner Lessor or its transferee or designee with originals or copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of the Facility, in each case as shall be in the Facility Lessee's possession and reasonably appropriate or necessary for the continued operation of the Facility;

                  (d) the Facility Lessee, at the request of the Owner Lessor, shall sell to the Owner Lessor or its designee or transferee at the then fair market value thereof, determined by agreement between the Facility Lessee and the Owner Lessor or, absent such agreement, by an appraisal (the fees and expenses to be for the account of the Owner Lessor) conducted according to the Appraisal Procedure, an undivided interest equal to the Owner Lessor's Percentage in (i) the Facility Lessee's right, title and interest in and to any or all Severable Improvements made to the Facility that are owned by the Facility Lessee, and (ii) any and all supplies, spare parts, consumables, safety equipment, and other parts or materials as shall be in the Facility Lessee's possession and shall be reasonably appropriate or necessary for the continued operation of the Facility;

                  (e) the Undivided Interest (and the Severable Improvements, supplies, spare parts, consumables, safety equipment, and other parts and materials referred to in SECTION 5.2(D)) shall be free and clear of all Liens other than Permitted Encumbrances set forth in clauses (ii), (iii), (vii),
(viii), (ix), (xi) and (xiii) of the definition thereof; PROVIDED, HOWEVER, in the case of Permitted Encumbrances set forth in clauses (iii), (vii), (viii) and
(ix) of the definition thereof, adequate cash reserves shall have been escrowed in a manner reasonably satisfactory to the Owner Lessor; PROVIDED, FURTHER, that nothing in this SECTION 5.2(E) shall limit the obligations of the Facility Lessee under SECTION 10.1 of the Participation Agreement;

                  (f) any Component in existence on the Date of Return shall be in the same condition as required under SECTION 7.2;

                  (g) the Facility Lessee, or an Affiliate thereof, shall enter into an agreement or other arrangements reasonably acceptable to the Owner Lessor, which arrangements, however, shall not be a condition precedent to the return of the Undivided

Interest (the "SUPPORT ARRANGEMENTS") to provide the Owner Lessor with the Support Services; PROVIDED, that the Facility Lessee, or its Affiliate, as the case may be, shall be bound to provide Support Services only to the extent the Facility Lessee or any domestic, unregulated Affiliate thereof is capable of providing such services and is either in the business of providing such Support Services to others or performs such Support Services on its own behalf, and only to the extent that such services are necessary for the operation of the Facility and cannot commercially reasonably and timely be obtained by the Owner Lessor or its Affiliates from third parties. It is the intent of the parties hereto that the Support Arrangements, together with the Facility Site Lease, and mutually agreed easements and rights of way, if required, will provide all rights, including reasonable access to the Facility and the Facility Site, that are necessary and appropriate for the Owner Lessor (or any transferee or designee thereof) to own and operate the Facility, and transmit power generated thereby, during and after the expiration of this Facility Lease in the same manner as operated and transmitted by the Facility Lessee during the Facility Lease Term (assuming such operation and transmission was in accordance with the Facility Site Lease and the other Operative Documents). Support Arrangements shall provide for the provision of Support Services from and after the expiration of this Facility Lease, and will provide for fair market value compensation from time to time to be paid to the Facility Lessee, or an Affiliate thereof, for the performance of such Support Services, periodically in advance on no more than a monthly basis and no less than an annual basis, for such rights and the performance of other services, and all such arrangements shall terminate upon expiration or early termination of the Facility Site Lease or at the Owner Lessor's option. Within 180 days after the expiration or termination of this Facility Lease, the Owner Lessor shall notify the Facility Lessee of the material elements of the Support Services that the Owner Lessor desires the Facility Lessee, or its Affiliate, to perform. Following such notice, the Facility Lessee and the Owner Lessor shall negotiate in good faith the terms of the fair market value, performance standards, compensation and other terms of such specified Support Services, including the circumstances under which the Facility Lessee and its Affiliates shall be released from any further obligation to provide such Support Services, and enter into contracts for the performance of the Support Services upon any such negotiated terms, PROVIDED, HOWEVER, that if the notice referenced in the preceding sentence is given by the Owner Lessor at any time up to 60 days prior to the Date of Return, the Owner Lessor and the Facility Lessee shall use reasonable efforts to cause such contracts to be executed no later than the Date of Return; PROVIDED, FURTHER, that in the event such contracts shall not have been executed prior to the Date of Return, from the period beginning on such Date of Return and ending on the date on which such contracts are executed, the Facility Lessee shall provide to the Owner Lessor, at the then prevailing rate being charged for the same or similar services in the power generation industry, such specified Support Services as are necessary to enable the Owner Lessor to operate, maintain and repair the Facility in accordance with Prudent Industry Practice and the Facility Lease and in compliance with applicable Requirements of Law. The Facility Lessee shall also, subject to obtaining any required third party consents, assign to the Owner Lessor upon termination of this Facility Lease any support or similar agreements to the extent relating to the Facility it has with third parties.

                  (h) the Facility Lessee shall provide to the Owner Lessor and the Owner Participant a Phase I Environmental Survey of the Facility and the Facility Site and, if as a result of such survey, facts are revealed that would reasonably necessitate a Phase II Environmental Survey, a Phase II Environmental Survey, as to the presence or absence of Environmental Conditions (and compliance or non-compliance with applicable Environmental Laws), not later than 12 months prior to the Date of Return or, in connection with a return other than pursuant to SECTION 5.1, not later than the date such Undivided Interest is returned, such surveys to be prepared by a reputable and nationally recognized environmental consulting firm (selected by the Facility Lessee and reasonably acceptable to the Owner Participant) and to be in form and scope reasonably satisfactory to the Owner Participant. The cost and expense of preparing and providing such surveys shall be for the account of the Facility Lessee. If, as a result of either such environmental survey, any action (including, any cleaning, investigation, abatement, correction, removal or remediation) is required in order that the Facility and the Facility Site are in compliance with applicable Environmental Laws and the Return Conditions, the Facility Lessee shall, at its own expense, within 90 days of the Owner Lessor having received such environmental survey, (a) provide the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been discharged, the Security Agent with a plan, reasonably satisfactory to the Owner Participant and/or the Security Agent, designed to ensure that the Facility and the Facility Site will be brought into compliance with applicable Environmental Laws, and all material Environmental Conditions recommended for correction in such survey will be corrected as promptly as is reasonably practicable and without materially adversely affecting the continued operation of the Facility. The actions referred to in this SECTION 5.2(H) shall be completed prior to the expiration of the Basic Lease Term or any then existing Renewal Lease Term or early termination thereof, as applicable, in compliance with Environmental Laws other than immaterial violations that do not involve any
(1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than Liens permitted pursuant to SECTION 5.2(E)) on the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) the risk of criminal liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor or (3) a material risk of any material adverse effect on the interest of the Owner Lessor, the Owner Participant or the OP Guarantor; PROVIDED, HOWEVER, if any such action cannot reasonably be completed prior to the expiration or early termination of such Lease Term, and if continued operation of the Facility could not reasonably be expected to result in strict liability being imposed upon the Owner Lessor, the Owner Participant, the OP Guarantor or the Facility Lessee, then the Facility Lessee shall complete such action as promptly thereafter as is reasonably practicable and shall provide financial assurance in the form of a letter of credit or equivalent collateral to the Owner Lessor and the Owner Participant, reasonably satisfactory to each such Person, during the period of such action following the end of such Lease Term and provided, further, that any such action shall be completed no later than twelve (12) months after the Date of Return. Neither the provision of the surveys contemplated by this SECTION 5.2(H), nor any other provision of this SECTION 5.2(H), shall alter the obligations of any party to the Operative Documents, including those set forth in SECTIONS 5.4(III) and 10.1 of the Participation Agreement. The obligations of the Facility

Lessee set forth in this SECTION 5.2(H) shall survive the termination of this Facility Lease and the expiration of the applicable Facility Lease Term;

                  (i) the Facility shall have at least the capability and the functional ability to generate electricity, on a continuous basis in normal commercial operating conditions, substantially at the ratings for which it was designed after taking into account normal performance degradation as a function of (a) time and (b) all Required Improvements to the Facility made in accordance with this Facility Lease; and

                  (j) at the Owner Lessor's request, a nationally recognized independent engineer (selected by the Facility Lessee and reasonably acceptable to the Owner Participant) shall provide a certificate certifying that the Facility is in compliance with the Return Conditions.

                  There shall be no other return conditions or requirements other than the Return Conditions set forth in this SECTION 5.2.

         SECTION 5.3 EXPENSES. Except as provided in SECTION 5.2(D) and 5.2(G), the Facility Lessee agrees to pay or reimburse or to cause to be paid or reimbursed, on an After-Tax Basis, on demand, all costs and expenses incurred in connection with any return contemplated by this SECTION 5.

SECTION 6 LIENS

                  The Facility Lessee hereby covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lien or other encumbrance on or with respect to the Undivided Interest, the Facility, the Facility Site, any Component, any Project Document, or on any Operative Document or on the Owner Lessor's or the Owner Participant's interest in or under any Operative Document, except Permitted Encumbrances. The Facility Lessee shall promptly notify the Owner Lessor of the imposition of any such Lien of which the Facility Lessee has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien (except for Permitted Encumbrances). The Facility Lessee shall defend the Owner Lessor from and against all claims to the Owner Lessor's title to the Undivided Interest or any portion thereof.

SECTION 7 MAINTENANCE; REPLACEMENTS OF COMPONENTS

         SECTION 7.1 MAINTENANCE. The Facility Lessee, at its own cost and expense, will (i) cause the Facility to be maintained in as good condition, repair and working order as when delivered, ordinary wear and tear excepted, and in any event, in all material respects (a) no less favorably as compared to other facilities of a similar type owned or operated by the Facility Lessee (or any of its domestic unregulated Affiliates), solely as a result of the status of the Facility as a leased facility as opposed to an owned facility, (b) in accordance with Prudent Industry Practice, (c) in compliance with all Requirements of Law, including without limitation all applicable Environmental Laws and safety laws and FERC, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Encumbrance) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal or material civil liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law), and (d) in accordance with the terms of all insurance policies required to be maintained pursuant to SECTION 11 and (ii) cause to be made all repairs, renewals, replacements, betterments and improvements to the Facility, all as in the reasonable judgment of the Facility Lessee may be necessary so that the Facility may be operated (x) in compliance with all Requirements of Law, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect, (y) in accordance with the Operative Documents and (z) to the extent commercially reasonable, consistent with the estimated remaining economic useful life of the Facility as set forth in the Closing Appraisal (it being understood and agreed that the timing of such repairs, renewals, replacements, betterments and improvements required under clause (z) of this SECTION 7.1 shall be in the sole discretion of the Facility Lessee).

         SECTION 7.2 REPLACEMENT OF COMPONENTS. In the ordinary course of maintenance, service, repair or testing of the Facility or any Component, the Facility Lessee, at its own cost and expense, may remove or cause or permit to be removed from the Facility any Component; PROVIDED, HOWEVER, that the Facility Lessee shall (a) cause any such Component to be replaced as soon as commercially practicable by a replacement Component which shall be free and clear of all Liens (other than Permitted Encumbrances) and which shall be in as good an operating condition as and shall have a current and residual value, remaining economic useful life and utility at least equal to that of the Component replaced, assuming such replaced Component was maintained in accordance with the terms of this Facility Lease, and (b) cause such replacement to be performed in a manner that does not diminish the current value, residual value, utility or remaining economic useful life of the Facility by more than a de minimis amount (as measured immediately prior to such replacement, assuming the Facility is, at such time, in the condition required by the terms of this Facility Lease) or cause the Facility to become "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-19 IRB 1156 or Rev. Proc. 2001-29, 2001-19 IRB 1160 (each such replacement Component being herein referred to as a "REPLACEMENT COMPONENT"). An undivided interest equal to the Owner Lessor's Percentage in each Component at any time removed from the Facility shall remain subject to this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Owner Lessor and with no adjustment to the Purchase Price, Basic Lease Rent, Renewal Rent, Proportional Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest or Termination Values), (i) the replaced Component shall no longer be subject to this Facility Lease, (ii) title to the Owner Lessor's undivided interest equal to the Owner Lessor's Percentage in the removed Component shall thereupon vest in the Facility Lessee or such other Person as shall be designated by the Facility Lessee, free and clear of all rights of the Owner Lessor and the Lease Indenture Trustee, and (iii) title to an undivided interest equal to the Owner Lessor's Percentage in the Replacement Component shall thereupon vest with the Owner Lessor and such undivided interest shall (a) become subject to this Facility Lease and, so long as the Lessor Notes are outstanding, the Lien of the Lease Indenture, and (b) be deemed a part of the Facility and the Undivided Interest for all purposes of this Facility Lease. Notwithstanding anything in this
SECTION 7.2 to the contrary, if the Facility Lessee has determined that any part, Component or portion of the Facility is surplus or obsolete, the Facility Lessee shall have the right to remove such part, Component or portion of the Facility without replacing it as long as such removal would not diminish the current value, residual value, utility or remaining economic useful life of the Facility or the Undivided Interest by more than a de minimis amount below the then current or residual value, the remaining economic useful life or the utility thereof (as measured immediately prior to such removal, assuming the Facility is, at such time, in the condition required by the terms of this Facility Lease) or cause the Facility to become "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-19 IRB 1156 or Rev. Proc. 2001-29, 2001-19 IRB 1160.

         SECTION 7.3 ENVIRONMENTAL MATTERS. The Facility Lessee will, at its own expense:

                  (a) comply with all Environmental Laws applicable to the Facility or the Facility Site, except instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Encumbrance) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal or material civil liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law);

                  (b) obtain and maintain all necessary Governmental Approvals required under any applicable Environmental Law in connection with the use, operation and maintenance of the Facility and the Facility Site and operate the Facility in compliance with such Governmental Approvals, except instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Encumbrance) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal or material civil liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law);

                  (c) conduct and complete, at no cost and expense to the Owner Participant or the Owner Lessor, any investigation, study, sampling, monitoring and testing and undertake any cleanup, removal, remediation, correction, mitigation, response or other action necessary or advisable to abate, correct, remove and clean up any Environmental Condition at the Facility or the Facility Site, to the extent required by and in material compliance with applicable Environmental Laws except instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Encumbrance) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal or material civil liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates, or
(3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law); and

                  (d) as soon as possible and in any event within thirty Business Days of the Facility Lessee obtaining Actual Knowledge thereof, provide the Owner Lessor with written notice of any pending or threatened material Environmental Claim involving the Facility or the Facility Site that could be expected to have a Material Adverse Effect on the Facility Lessee or involve any
(1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Encumbrance) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal or material civil liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the

Bondholder Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law).

SECTION 8 IMPROVEMENTS

         SECTION 8.1 REQUIRED IMPROVEMENTS. The Facility Lessee, at its own cost and expense, and without the consent of the Lease Indenture Trustee, the Security Agent, the Lender, the Bondholder Trustee, the Owner Lessor or Owner Participant, shall make or cause to be made any Improvements as are required (x) by Requirements of Law or by any Governmental Authority having jurisdiction thereon, (y) by any insurance policy required to be maintained by the Facility Lessee under any Operative Document or (z) by the terms of the Operative Documents (each, a "REQUIRED IMPROVEMENT"); PROVIDED, HOWEVER, that the Facility Lessee may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Requirement of Law in any reasonable manner which does not involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Encumbrance) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, any Lender or the Bondholder Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent or any of its respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law); PROVIDED FURTHER, that no such contest may extend beyond the date that is 180 days prior to the expiration or earlier termination of this Facility Lease.

         SECTION 8.2 OPTIONAL IMPROVEMENTS. So long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee at any time may, at its own cost and expense, and without the consent of the Lease Indenture Trustee, the Lender, the Security Agent, the Bondholder Trustee, the Owner Lessor or Owner Participant make, cause to be made, or permit to be made any Improvement as the Facility Lessee considers desirable in the proper conduct of its business (any such non-Required Improvement being referred to as an "OPTIONAL Improvement"); provided that the Facility Lessee shall prevent any Optional Improvement from being made that would decrease the then current value, residual value, utility or remaining economic useful life of the Facility by more than a de minimis amount below the then current or residual value, the remaining economic useful life or the utility thereof (as measured immediately prior to the making of such Optional Improvement, assuming the Facility is, at such time, in the condition required by the terms of this Facility Lease), or cause the Facility to become "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-19 IRB

1156 or Rev. Proc. 2001-29, 2001-19 IRB 1160.

         SECTION 8.3 TITLE TO IMPROVEMENTS. Title to an undivided interest equal to the Owner Lessor's Percentage in (i) all Required Improvements, (ii) all Non-Severable Improvements and (iii) all other Improvements which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to SECTION 12.1 of the Participation Agreement shall (at no cost to the Owner Lessor, the Owner Participant or the OP Guarantor and with no adjustment to the Purchase Price, or except as expressly provided herein, Basic Lease Rent, Renewal Rent, Proportional Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest or Termination Values) automatically vest in the Owner Lessor upon being affixed to or incorporated into the Facility, and such undivided interest shall immediately (a) become subject to this Facility Lease and (b) be deemed part of the Undivided Interest for all purposes of this Facility Lease. The Facility Lessee shall, at its own cost and expense, take such steps as the Owner Lessor may reasonably require from time to time to confirm that title to such Improvement has vested in the Owner Lessor and is subject to this Facility Lease. No interest in any Optional Improvement which is a Severable Improvement (other than Severable Improvements which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to SECTION 12.1 of the Participation Agreement) shall vest in the Owner Lessor or become subject to this Facility Lease; PROVIDED, HOWEVER, that if the Facility Lessee shall, at its cost and expense, cause such Optional Improvements which are Severable Improvements to be made to the Facility, the Owner Lessor shall have the right, prior to the return of the Undivided Interest to the Owner Lessor hereunder, to purchase an undivided interest equal to the Owner Lessor's Percentage in any such Optional Improvements which are Severable Improvements. The purchase price for such undivided interest shall be the then Fair Market Sales Value of such undivided interest. If the Owner Lessor does not elect to purchase such Optional Improvements which are Severable Improvements, the Facility Lessee may, and at the request of the Owner Lessor shall, remove such Improvements at the end of the Facility Lease Term. The Facility Lessee shall repair any damage to the Facility and the Facility Site caused by such removal, all at the Facility Lessee's sole cost and expense; provided that such removal shall not (i) materially diminish the value, remaining economic useful life or utility of the Facility as a whole (assuming the Facility is, at such time, in the condition required by the terms of this Facility Lease) or (ii) cause the Facility to become "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-19 IRB 1156 or Rev. Proc. 2001-29, 2001-19 IRB 1160. If the
Facility Lessee shall have failed to remove any Optional Improvement which is a Severable Improvement as above provided prior to the return of the Undivided Interest pursuant to SECTION 5.1, title to an undivided interest equal to the Owner Lessor's Percentage in such Optional Improvement shall (at no cost to the Owner Lessor, the Owner Participant or the OP Guarantor) vest in the Owner Lessor.

         SECTION 8.4 FINANCING OF IMPROVEMENTS. Subject to SECTION 6.7 of the Participation Agreement, the Facility Lessee shall at all times have the right to finance Improvements other than through this Facility Lease. The Facility Lessee may elect to finance Improvements to the Facility through this Facility Lease in accordance with

SECTION 12.1 of the Participation Agreement.

SECTION 9 NET LEASE

                  This Facility Lease is a "net lease." The Facility Lessee's obligation to make all Rent payments payable hereunder (and all amounts, including Termination Value, following termination of this Facility Lease) shall be absolute and unconditional under any and all circumstances, and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including by (i) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Owner Lessor, the Owner Participant, the OP Guarantor, the Lease Indenture Trustee, the Security Agent, the Lender, the Bondholder Trustee or any other Person, including, without limitation, any claim as a result of any breach by any of said parties of any covenant or provision in this Facility Lease or any other Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Facility Site, any Component, any other portion of the Undivided Interest, or any part thereof, (iii) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in the use or possession thereof or any part thereof by the Facility Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Facility Site, any Component, or any other portion of the Undivided Interest by any Governmental Authority or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Operative Document, (vi) the lack of right, power or authority of the Owner Lessor to enter into this Facility Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component for any particular use, whether or not due to any failure of the Facility Lessee to comply with any Requirement of Law, (viii) any Event of Force Majeure or any frustration of purpose, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (xi) any Lien of any Person with respect to the Facility, the Facility Site, any Component, any other portion of the Undivided Interest or any part thereof, (xii) any prohibition, limitation or restriction of the Facility Lessee's use of all or any part of the Facility or any portion thereof or any interest therein or the interference with such use by any Person, (xiii) the termination or loss of the Facility or any portion thereof, any other lease, sublease, right-of-way, easement or other interest in personal or real property upon or to which any portion of the Facility is located, attached or appurtenant or in connection with which any portion of the Facility is used or otherwise affects or may affect the Facility or any right thereto, (xiv) the existence of any Lien with respect to the Facility or any act or circumstance that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, (xv) any breach, default or misrepresentation by the Owner Lessor or any other Person under the Facility Lease or any of the other Operative Documents, PROVIDED THAT the Facility Lessee reserves its rights with respect to any breach, default or misrepresentation by the Owner Lessor or any other Person or (xvi) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Document, it being the intention of the parties hereto that Allocated Rent shall continue to accrue and all Basic Lease Rent, Renewal Rent and Supplemental Lease Rent (and all amounts, including Termination Value, in lieu of Basic Lease Rent, following termination of this Facility Lease) payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. Such Allocated Rent, Basic Lease Rent, Renewal Rent and Supplemental Lease Rent (and all amounts, including Termination Value, in lieu of Basic Lease Rent, following termination of this Facility Lease) shall not be subject to any abatement and the accrual and payment thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Owner Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Requirements of Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease with respect to the Undivided Interest except in accordance with SECTIONS 10, 13, or 14. If for any reason whatsoever this Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees, to the extent permitted by Requirements of Law, (x) that Allocated Rent shall continue to accrue and (y) to pay to the Owner Lessor an amount equal to each installment of Basic Lease Rent, Renewal Rent and all Supplemental Lease Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Facility Lessee might have under any of the Operative Documents or otherwise or to limit the right of the Facility Lessee to make any claim it might have against the Owner Lessor or any other Person or to pursue such claim in such manner as the Facility Lessee shall deem appropriate.

SECTION 10 EVENTS OF LOSS

         SECTION 10.1 OCCURRENCE OF EVENTS OF LOSS.

                  (a) Each of the Owner Participant and the Owner Lessor will promptly notify the Facility Lessee of any event of which it is aware that would result in a Regulatory Event of Loss; PROVIDED, HOWEVER, that the failure to provide such notice shall not result in any liability with respect to the Owner Participant or the Owner Lessor and shall not in any way relieve the Facility Lessee of any of its obligations under this Facility Lease, including the obligations under this SECTION 10. The Facility Lessee shall promptly notify each other Lease Financing Party of any Event of Loss.

                  (b) If an Event of Loss described in clauses (i), (ii) or
(iii) of the definition of Event of Loss shall occur, then the Facility Lessee shall rebuild or replace the Facility in accordance with this Facility Lease and the other Operative Documents and subject to the Rebuild Conditions; PROVIDED THAT in the event that any such Event of Loss occurs after the last day upon which the Facility Lessee may exercise a renewal right under this Facility Lease pursuant to SECTION 15.1, (i) the Lease Term shall be automatically extended for such period of time as is reasonably necessary for the Facility Lessee to complete any rebuilding or replacement required hereunder, (ii) the Facility Lessee shall pay as Renewal Rent during any such extended term an amount, payable monthly in arrears, equal to the average monthly Rent paid during the Basic Lease Term or Renewal Term, as the case may be, then being extended, and (iii) the Termination Value during such extended term shall be the Termination Value as of the end of the Facility Lease Term without giving effect to any such extension. The Facility Lessee shall have the right, in lieu of rebuilding or replacing the Facility, to terminate this Facility Lease and purchase the Undivided Interest from the Owner Lessor by paying to the Owner Lessor an amount equal to the Termination Value and paying to the parties entitled thereto all other amounts payable pursuant to SECTION 10.2; PROVIDED THAT the Facility Lessee shall give irrevocable written notice of its election to terminate the Facility Lease not later than six (6) months after such Event of Loss.

         (c) In the event of a Regulatory Event of Loss or an Event of Loss described in clause (v) of the definition of Event of Loss, the Facility Lessee shall use commercially reasonable efforts to obtain bids from third parties unaffiliated with the Facility Lessee and sell the Owner Lessor's interest following such Event of Loss, subject to SECTION 10.2(B) hereof.

         SECTION 10.2 PAYMENT UPON TERMINATION; SPECIAL LESSEE TRANSFER PAYMENT UPON TERMINATION; SPECIAL LESSEE TRANSFER

                  (a) If (A) the Facility Lessee shall elect (or be deemed to have elected) to terminate this Facility Lease pursuant to SECTION 10.1(B) following an Event of Loss described in clause (i), (ii) or (iii) of the definition of Event of Loss, then on the next Termination Date following the Facility Lessee's election not to rebuild or replace the Facility and (B) the Owner Lessor tenders all of its right, title and interest in the Facility to the Facility Lessee, the Facility Lessee shall pay to the Owner Lessor, or so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent, the sum of (a) the Termination Value determined as of the relevant Termination Value Payment Date, plus (b) on an After-Tax Basis, all reasonable documented out-of-pocket costs and expenses incurred in connection with the Event of Loss by the Owner Lessor, the Owner Participant, and so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent, the Lease Indenture Trustee, the Lender and the Bondholder Trustee plus (c) any other Rent (other than Basic Lease Rent or Renewal Rent payable after the Termination Value Payment Date) due and unpaid on the Termination Value Payment Date and any amount due and unpaid or accrued and unpaid on the Termination Value Payment Date under any other Operative Document plus (d) any Lessee Section 467 Loan Balance (such sum, the "EVENT OF LOSS PAYMENT"). Upon payment of the Event of Loss Payment (i) the Owner Lessor shall redeem the Lessor Notes together with all other amounts due to the Security Agent including the Lessor Section 467 Loan Balance, if any, determined as of such date; (ii) the Bondholder Trustee shall use such funds to repay the Lease Debt; (iii) this Facility Lease shall terminate and the Facility Lessee shall cease to have any liability to the Owner Lessor or the Owner Participant other than for obligations surviving pursuant to the express terms of the Operative Documents and (iv) all of the Owner Lessor's right, title and interest in and to the Facility shall be transferred to the Facility Lessee, on an "as is," "where is" and "with all faults" basis, without warranty but free of Lessor Liens and (v) Owner Lessor shall repay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of the relevant Termination Value Payment Date (the obligations to make such payments shall be subject to the provisions of Section 3.2(d)).

                  (b) In the case of Regulatory Event of Loss or an Event of Loss described in clause (v) of the definition of Event of Loss, if at least one cash bid is received on or prior to the next Termination Date occurring at least three months after the occurrence of such Regulatory Event of Loss or an Event of Loss described in clause (v) of the definition of Event of Loss, this Facility Lease shall terminate on such Termination Date and the Owner Lessor shall, subject to the Facility Lessee's right of first refusal, sell the Undivided Interest in the Facility to the party submitting the highest cash bid on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty of the Owner Lessor as to the absence of Owner Lessor Liens and a warranty of the Owner Participant as to the absence of Owner Participant Liens, all of the proceeds of which will be for the account of the Owner Lessor. The Facility Lessee shall pay to the Owner Lessor (i) the amount, if any, by which the Termination Value determined as of the Termination Date exceeds the sales price received by the Owner Lessor for the Facility (net of the fees, commissions and costs of any broker engaged by the Facility Lessee or any Affiliate thereof), plus (ii) on an After-Tax Basis all reasonable documented out-of-pocket costs and expenses incurred in connection with the Event of Loss by the Owner Lessor, the Owner Participant, and so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent, the Lease Indenture Trustee, the Lender and the Bondholder Trustee plus (iii) any other Rent (other than Basic Lease Rent or Renewal Rent payable after the Termination Value Payment Date) due and unpaid on the Termination Value Payment Date and any amount due and unpaid or accrued and unpaid on the Termination Value Payment Date under any other Operative Document plus (iv) Lessee Section 467 Loan Balance. If no cash bids are received by such time or if any cash bids are received but no sale is consummated, the Facility Lessee shall pay (x) Termination Value as of such Termination Date, plus (y) the amounts described in clauses (ii) and (iii) above. In either case, upon payment of such amounts, (a) Allocated Rent shall cease to accrue, this Facility Lease, and the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Lease Rent hereunder, as the case may be, shall terminate, except for covenants that survive pursuant to the express terms of any Operative Document and (c) the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of the Termination Value Payment Date. The obligation to make such payments shall be subject to the provisions of SECTION 3.2(D). In the case of a Regulatory Event of Loss, if shutting down the Facility does not eliminate the burdensome regulation on the Owner Participant, the Owner Lessor shall sell the Facility as scrap subject to the Facility Lessee's right of first refusal; PROVIDED, HOWEVER, that if shutting down the Facility eliminates such burdensome regulation, the Facility shall be shut down and the Facility Lessee may, at its option, continue marketing the Facility for up to an additional three months (the "EXTENDED MARKETING PERIOD"). In the case of an Event of Loss defined in clause
(v) of the definition of Event of Loss, the Facility Lessee may, at its option, continue remarketing the Facility during the Extended Marketing Period. If at least one cash bid is received prior to the end of the Extended Marketing Period, the Owner Lessor shall, subject to the Facility Lessee's right of first refusal, sell the Undivided Interest in the Facility to the highest cash bidder on an "as, is", "where is" and "with all faults" basis, without representations or warranties other than a warranty of the Owner Lessor as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens. The Facility Lessee shall pay on an After-Tax Basis all reasonable, documented out-of-pocket costs and expenses of the Owner Participant, the Owner Lessor, and so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been terminated, the Security Agent, the Lender and the Bondholder Trustee; the Owner Lessor shall pay the net cash proceeds of the sale to the Facility Lessee to the extent of payments made by the Facility Lessee under clauses (x) or (y) above. If there is no Extended Marketing Period or no offers are received prior to the end of the Extended Marketing Period, the Owner Lessor shall sell the Facility as scrap subject to the Facility Lessee's right of first refusal.

                  (c) Any Requisition or property damage insurance proceeds received in respect of an Event of Loss shall be used to pay, or to reimburse the Facility Lessee for, the Event of Loss Payment. Requisition proceeds in excess of the Event of Loss Payment shall be for the account of the Owner Lessor and the Facility Lessee in accordance with their respective interests.

                  (d) Notwithstanding anything herein to the contrary, in the event of a Regulatory Event of Loss or an Event of Loss described in clause (v) of the definition of Event of Loss and in connection with the Facility Lessee's purchase of the Undivided Interest in accordance with SECTION 10.1(B), the Facility Lessee may, at its option, in lieu of paying Termination Value, assume the Owner Lessor's obligations under the Lease Indenture and pay an amount equal to the difference between the Termination Value and the outstanding principal amount of the Lessor Notes assumed by the Facility Lessee, so long as all payments required to be made pursuant to SECTION 10.3(D) have been made and no Lease Event of Default or Material Lease Default shall have occurred and be continuing after giving effect to such assumption. Alternatively, the Facility Lessee may purchase the Owner Participant's interest in the Owner Lessor and elect not to terminate this Facility Lease pursuant to SECTION 13.4. In addition, on the Termination Value Payment Date, the Facility Lessee, in addition to the Termination Value determined as of the relevant Termination Value Payment Date, shall also pay (without duplication of any other amount paid hereunder) on an After-Tax Basis to the Owner Lessor all reasonable documented out-of-pocket costs and expenses incurred in connection with the Event of Loss by the Owner Lessor, the Owner Participant, and so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent, the Lease Indenture Trustee, the Lender and the Bondholder Trustee plus any other Rent (other than Basic Lease Rent or Renewal Rent payable after the Termination Value Payment Date) due and unpaid on the Termination Value Payment Date plus any Lessee Section 467 Loan Balance and any amount due and unpaid or accrued and unpaid on the Termination Value Payment Date under any other Operative Document, whereupon (other than in the case of a Special Lessee Transfer) this Facility Lease shall terminate. Upon payment of such amounts due under this paragraph by the Facility Lessee, Allocated Rent shall cease to accrue and this Facility Lease, and the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Lease Rent, as the case may be, shall terminate and the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of the Termination Value Payment Date. The obligation to make such payments shall be subject to the provisions of SECTION 3.2(D).

         SECTION 10.3 APPLICATION OF PROCEEDS. Any payments with respect to the Undivided Interest received at any time by the Owner Lessor or the Facility Lessee from any Governmental Authority or from insurance proceeds as a result of the occurrence of an Event of Loss shall be applied as follows:

                  (a) all such payments received at any time by the Facility Lessee shall be promptly paid to the Owner Lessor or, so long as the Lessor Notes are outstanding, to the Security Agent, for application pursuant to the following provisions of this SECTION 10.3, except that, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing or shall be created thereby (other than Material Lease Defaults and Lease Events of Defaults arising as a result of such Event of Loss), the Facility Lessee may retain any amounts that the Owner Lessor would at the time be obligated to pay to the Facility Lessee as reimbursement pursuant to Section 10.3(B);

                  (b) so much of such payments as shall not exceed the Event of Loss Payment required to be paid by the Facility Lessee pursuant to SECTION 10.2 shall be applied in reduction of the Facility Lessee's obligation to pay such amount if not already paid by the Facility Lessee or, if already paid by the Facility Lessee, shall, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing or shall be created thereby (other than Material Lease Defaults and Lease Events of Defaults arising as a result of such Event of Loss), be applied to reimburse the Facility Lessee for its payment of such amount; and

                  (c) the balance, if any, of such payments remaining thereafter shall be apportioned between the Owner Lessor and the Facility Lessee in accordance with their respective interests.

         Notwithstanding the foregoing, if the Facility Lessee shall have elected to rebuild or replace the Facility pursuant to SECTION 10.1(B), any insurance proceeds received by the Owner Lessor, the Security Agent or the Facility Lessee as a result of the occurrence of an Event of Loss described in clause (i) or (ii) of the definition of Event of Loss shall be applied as provided in SECTION 11.2.

                  (d) Notwithstanding anything to the contrary herein, upon the occurrence of an Event of Loss described in clauses (i), (ii), (iii) or (v) of the definition of Event of Loss or a Partial Event of Loss in connection with which the Facility Lessee does not elect to rebuild or does not deliver the Reinvestment Notice to the Owner Lessor, the Owner Participant and so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent, the Lender and the Bondholder Trustee, within 45 days of the settlement of or payment of $5,000,000 or more in respect of an Event of Loss described in clauses (i), (ii), (iii) or (v) of the definition of Event of Loss or a Partial Event of Loss, then the Facility Lessee shall pay to the Owner Lessor as Supplemental Rent an amount equal to the Owner Lessor's Percentage of such payment to be applied pursuant to SECTION 4.8 of the Lease Indenture. Payment of any such Supplemental Rent shall not relieve the Facility Lessee from any of its other obligations hereunder including its obligations set forth in SECTION 10.6.

         SECTION 10.4 Rebuilding or Replacement. In connection with the Facility Lessee's obligation to rebuild or replace the Facility pursuant to SECTION 10.1(B), the Facility Lessee shall have satisfied the conditions set forth in clauses (a) through (g) below (collectively, the "REBUILD CONDITIONS"):

                  (a) delivery to the Owner Participant of either (i) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that such rebuilding or replacement should not result in any material unindemnified incremental tax consequences to the Owner Participant, (ii) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating or (iii) any other indemnity arrangement against such risks satisfactory to the Owner Participant;

                  (b) delivery to the Owner Participant and, so long as the Lessor Notes are outstanding, the Security Agent, the Lender and the Bondholder Trustee (i) a report of the Engineering Consultant, or such other independent engineer satisfactory to the Owner Participant and the Lease Indenture Trustee, to the effect that the rebuilding or replacement of the Facility is technologically feasible and economically viable and that it is reasonable to expect that such rebuilding or replacement can be completed prior to the end of the Facility Lease Term, including any Renewal Lease Term then in effect or elected by the Facility Lessee (including any extension pursuant to SECTION 10.1(B), and (ii) a report of an appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Participant, to the effect that the Facility will after completion of the rebuilding or replacement have at least the same current value, residual value, utility and remaining economic useful life as the Facility immediately prior to the Event of Loss (assuming the Facility was in the condition required by the terms of this Facility Lease) and such rebuilding or replacement will not result in the Facility being "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156;

                  (c) delivery of a certificate from a responsible officer of the Facility Lessee to the reasonable satisfaction of the Owner Participant and the Lease Indenture Trustee that the Facility Lessee (i) has adequate financial resources, from insurance proceeds or otherwise, to complete such rebuilding or replacement and to perform its other obligations under the Operative Documents including the payment of Basic Lease Rent or Renewal Rent, as the case may be, that is projected to become due and payable while the Facility is being rebuilt or replaced and (ii) reasonably expects to be capable of replacing or modifying any project documents that must be replaced or modified in order to avoid a Material Adverse Effect;

                  (d) commencement of such rebuilding or replacement as soon as reasonably practicable and, in any event, within twelve (12) months of such damage or destruction;

                  (e) not causing any material adverse accounting effect on the Owner Participant;

                  (f) demonstration of the absence of any Material Lease Default or Lease Event of Default (other than any Material Lease Default or Lease Event of Default that would be cured by such rebuilding); and

                  (g) demonstration that all Governmental Approvals required in connection with the work done or proposed to be done have been obtained or can reasonably be expected to be obtained on or prior to the date required in connection therewith

         SECTION 10.5 APPLICATION OF PAYMENTS NOT RELATING TO AN EVENT OF LOSS.
(a) In the event that during the Facility Lease Term title to, or the use of, all or any portion of the Undivided Interest, the Facility or the Facility Site is requisitioned or taken by or pursuant to a request of any Governmental Authority under the power of eminent domain or otherwise for a period or in a manner which does not constitute an Event of Loss, the Facility Lessee's obligation to pay all installments of Basic Lease Rent or Renewal Rent, as applicable, shall continue for the duration of such requisitioning or taking. Subject to Section 10.3(d) hereof, the Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Authority as compensation for such requisition or taking of possession; PROVIDED THAT if at the time of such payment a Material Lease Default or a Lease Event of Default shall have occurred and be continuing, such amounts shall be paid to and held by the Owner Lessor unless the Lessor Notes are outstanding, in which case such amounts shall be paid to and held by the Security Agent, as security for the obligations of the Facility Lessee under this Facility Lease until such time as no Material Lease Default or Lease Event of Default is continuing.

                  (b) Any insurance proceeds with respect to the Undivided Interest received at any time by the Owner Lessor, the Security Agent or the Facility Lessee under any of the insurance policies required to be maintained by the Facility Lessee under SECTION 11 as a result of any damage to the Facility or any part thereof which does not constitute an Event of Loss shall be applied as follows: (i) in accordance with SECTION 11.7, and (ii) the balance, if any, of such insurance proceeds remaining thereafter shall be paid to the Facility Lessee.

         SECTION 10.6 PARTIAL CASUALTIES. If the Facility or any part thereof shall suffer any destruction, damage, loss or theft not constituting an Event of Loss ("PARTIAL EVENT OF LOSS"), the Facility Lessee shall rebuild or make such repairs as are necessary (i) to restore the Facility to the current value, residual value, utility and remaining economic useful life it had immediately prior to such destruction, damage, loss or theft (assuming, for the purposes of determining the current value, residual value, utility and remaining economic useful life of the Facility, that no Severable Improvements that are not

Required Improvements or Improvements financed through this Facility Lease shall have been made to the Facility during the Facility Lease Term and assuming the Facility was in the condition and repair required to be maintained by the terms of this Facility Lease) and (ii) to ensure that the Facility is maintained in accordance with SECTIONS 7 and 8 hereof and that the Facility does not become "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156 or Rev. Proc. 2001-29, 2001-19 I.R.B. 1160, PROVIDED HOWEVER, that in connection with a Partial Event of Loss in respect of which the Facility Lessee received a settlement of or payment of $5,000,000 or more, the Facility Lessee shall deliver a Reinvestment Notice to the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Security Agent, the Lender and the Bondholder Trustee within 45 days of the receipt of the proceeds in respect of such Partial Event of Loss.

SECTION 11 INSURANCE

         SECTION 11.1 GENERAL. The Facility Lessee will comply with the requirements set forth in Schedule 5.10 of the Participation Agreement.

         SECTION 11.2 APPLICATION OF INSURANCE PROCEEDS . (a) All insurance proceeds exceeding $5,000,000 but less than $50,000,000 on account of any damage to, or destruction of, the Facility or any part thereof (in each case less the actual costs, fees and expenses incurred in the collection thereof), shall, subject to the provisions of SECTION 11.2(D), be held in the Recovery Event Proceeds Account for application in repair or replacement of the affected property. If the insurance proceeds on account of such damage to, or destruction of, the Facility exceed $50,000,000, or in the case of an Event of Loss, then the Owner Lessor's Percentage of all insurance proceeds on account of such damage or destruction to the Facility shall be paid to the Owner Lessor or, if the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been discharged, the Security Agent and shall be applied and dealt with as provided in SECTION 11.2(B) below.

                  (b) Other than proceeds of insurance paid to the Security Agent or the Owner Lessor in connection with an Event of Loss, all proceeds of insurance paid to the Security Agent or the Owner Lessor, as the case may be, and the Facility Lessee shall be paid over to the Facility Lessee upon receipt by the Owner Lessor and the Lease Indenture Trustee, if applicable, of evidence satisfactory to each of them, in their reasonable judgment that such proceeds, together with funds of the Facility Lessee available for the purpose will be sufficient to complete such repair and restoration of the Facility or a portion thereof. Promptly after receiving Actual Knowledge that a Material Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee shall notify the insurer under any property insurance policy providing coverage of the Undivided Interest of the existence of such Material Lease Default or Lease Event of Default. After receipt of any such notification, each such insurer shall pay the proceeds of any property insurance policies in accordance with SECTION 11.2(D).

                  (c) Within 30 days after receiving Actual Knowledge that an Event of Loss has occurred, the Facility Lessee shall notify the insurer under any property insurance policy providing coverage for such Event of Loss, the Security Agent so long as the Lien of the Lease Indenture shall not have been discharged, and the Owner Lessor of the occurrence of such Event of Loss. Each of the Facility Lessee, the Owner Lessor and the Security Agent, as applicable, shall provide any necessary endorsements and otherwise cooperate in the processing of any related claims or proceeds in accordance with the terms of this SECTION 11.

                  (d) Notwithstanding the foregoing provisions of this SECTION 11 or SECTION 10, so long as a Material Lease Default or Lease Event of Default shall have occurred and be continuing, the proceeds of any insurance required to be maintained pursuant to this SECTION 11 that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Facility Lessee pursuant to this SECTION 11 or SECTION 10.3 will be held as security for the obligations of the Facility Lessee under this Facility Lease by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Security Agent and, at such time thereafter as no Material Lease Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to the Facility Lessee.

SECTION 12 INSPECTION

                  During the Facility Lease Term, each of the Owner Lessor, the Owner Participant, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent, the Lender and the Bondholder Trustee and their respective representatives shall have the right, during normal business hours, upon reasonable notice to the Facility Lessee and at their own expense (except when a Lease Default or a Lease Event of Default has occurred and is continuing) and risk, to inspect the Facility and the records relating to the operation and maintenance thereof in the Facility Lessee's custody or, so long as the Facility Lessee has the opportunity to be present, to which the Facility Lessee has access; PROVIDED, HOWEVER, that any such inspection will not interfere with the operation or maintenance of the Facility or the conduct by the Facility Lessee of its business and shall be in accordance with the Facility Lessee's safety and insurance programs; PROVIDED FURTHER, HOWEVER, that, except during the continuance of a Material Lease Default or a Lease Event of Default, no more than one inspection in any twelve (12) month period shall be conducted by each of (x) the Owner Lessor and the Owner Participant and (y), if applicable, the Lease Indenture Trustee; PROVIDED FURTHER, HOWEVER, that any such Person (or group of Persons) may make more than one inspection during the last eighteen
(18) months of the Facility Lease Term unless the Facility Lessee has exercised one of its options under SECTION 15 hereof to renew this Facility Lease beyond such eighteen (18) month period. In no event shall the Owner Lessor, the Owner Participant, the OP Guarantor, or the Lease Indenture Trustee, the Lender and the Bondholder Trustee have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.

SECTION 13 TERMINATION OPTION FOR BURDENSOME EVENTS

         SECTION 13.1 ELECTION TO TERMINATE. The Facility Lessee, by giving written notice (the "BURDENSOME TERMINATION NOTICE") to the Owner Lessor no later than twelve

(12) months after the date the Facility Lessee receives notice or first has Actual Knowledge of either of the events specified below, shall have the right, at its option, to terminate this Facility Lease in accordance with SECTION 13.3 on the Termination Date specified in the Burdensome Termination Notice (which shall be a date occurring not less than 30 days nor more than 60 days after the date of the Burdensome Termination Notice) or such later Termination Date (which shall be a date occurring not more than 12 months after the date of the Burdensome Termination Notice) as may be necessary for the Facility Lessee to obtain such consents and approvals required for the Facility Lessee to comply with its obligations under this SECTION 13 if:

                  (a) as a result of a change in Requirements of Law, it shall have become illegal for the Facility Lessee to continue this Facility Lease or for the Facility Lessee to make payments under this Facility Lease, and the transactions contemplated by the Operative Documents cannot be restructured to comply with such change in Requirements of Law in a manner reasonably acceptable to the Facility Lessee, the Owner Participant, the Owner Lessor, and, so long as the Lessor Notes are outstanding, the Security Agent, the Lender and the Bondholder Trustee; or

                  (b) one or more events outside the control of the Facility Lessee, shall have occurred which will, or can reasonably be expected to give rise to an obligation by the Facility Lessee to make a payment or to incur an indemnity obligation in respect of the Tax Indemnity Agreement or Section 10.1 or 10.2 of the Participation Agreement; PROVIDED, HOWEVER, that (i) such payment or indemnity obligation (and the underlying cost or tax) can be avoided in whole or in material part if this Facility Lease is terminated or the Owner Lessor sells the Owner Lessor's Interest and (ii) the amount of such avoided payments would exceed (on a present value basis, discounted at the Discount Rate, compounded on an annual basis to the date of the termination) 2.5% of the Purchase Price (unless the Owner Participant has waived its right to payments in excess of 2.5% of the Purchase Price or arranged for its own account for the payment thereof).

                  (c) Notwithstanding the foregoing, if the Owner Participant or any Affiliate thereof owns the membership interest in any Other Owner Lessor, the Facility Lessee may deliver to the Owner Lessor a Burdensome Termination Notice and exercise the Burdensome Buyout Option (as defined below) only if (i) it has also delivered such a notice to each Other Owner Lessor under Section
13.1 of the Other Facility Leases and (ii) it is concurrently exercising its Burdensome Buyout Option under Section 13 of the Other Facility Leases; PROVIDED, HOWEVER, that the requirements in clauses (i) and (ii) of this paragraph shall not apply in the event the Facility Lessee does not have the right to deliver such notice or exercise such Burdensome Buyout Option, as applicable, under Section 13 of the Other Facility Leases.

                  (d) If the Facility Lessee does not give the Burdensome Termination Notice within twelve (12) months of the date the Facility Lessee receives notice or has Actual Knowledge of an event or condition described above, the Facility Lessee shall lose its right to terminate this Facility Lease pursuant to this SECTION 13.1 as a result of such event or condition.

         SECTION 13.2 SOLICITATION OF QUALIFYING BIDS; PAYMENTS UPON TERMINATION. (a) Upon receipt of a Burdensome Termination Notice pursuant to
SECTION 13.1, the Owner Lessor shall have the right, but shall be under no obligation to, sell the Undivided Interest and, at the request of the Owner Lessor, the Facility Lessee will, as nonexclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain cash bids from unaffiliated third parties for the sale of the Undivided Interest. In connection with the delivery of a Burdensome Termination Notice, the Facility Lessee may, but shall be under no obligation to, make an offer to purchase the Undivided Interest and shall have a right of first refusal with respect to any offer received from an unaffiliated third party (which may be exercised any time prior to the Termination Date), in connection with such sale. Only bona fide bids, whether from the Facility Lessee or a third party, to purchase the Undivided Interest for cash on the Termination Date on an "as is, where is" and "with all faults" basis without any representation, other than by the Owner Lessor that the Owner Lessor's Undivided Interest is free of Owner Lessor Liens and a warranty of the Owner Participant as to the absence of Owner Participant Liens, shall be qualifying cash bids ("QUALIFYING CASH BIDS") and all the proceeds of any such Qualifying Cash Bid shall be for the account of the Owner Lessor. If a Qualifying Cash Bid is received and the Owner Lessor accepts such bid in writing, the Facility Lessee shall pay the Owner Lessor on the Termination Date
(i) the Termination Value determined as of such Termination Date, less the cash actually received by the Owner Lessor in connection with such Qualifying Cash Bid (or, if the amount of such cash actually received by the Owner Lessor from such Qualifying Cash Bid is equal to or greater than such Termination Value, zero) plus (ii) all amounts due and payable under SECTION 13.3. If a Qualifying Cash Bid is rejected in writing by the Owner Lessor and the Owner Lessor has not elected to retain the Owner Lessor's Interest, the Facility Lessee shall pay the Owner Lessor on the Termination Date (x) the Termination Value determined as of such Termination Date, less the amount of such rejected Qualifying Cash Bid (or, if the amount of such rejected Qualifying Cash Bid is equal to or greater than such Termination Value, zero) plus (y) all amounts due and payable under SECTION
13.3. If no Qualifying Cash Bid is offered and the Owner Lessor has not elected to retain the Owner Lessor's Interest, the Facility Lessee shall pay the Owner Lessor on the Termination Date (A) the Termination Value determined as of such Termination Date plus (B) all amounts due and payable under SECTION 13.3. If the Owner Lessor elects in writing to retain the Owner Lessor's Interest, the Facility Lessee shall pay the Owner Lessor on the Termination Date all amounts due and payable under Section 13.3 (but shall have no obligation to pay Termination Value). In any case, the Owner Lessor shall be obligated to pay all amounts payable under SECTION 13.3.

                  (b) If, within 30 days of the Termination Date set forth in the Burdensome Termination Notice delivered pursuant to Section 13.1 (a), (i) the Facility Lessee shall not have purchased the Facility pursuant to Section 13.2(a) above, (ii) the Owner Lessor shall not have received a Qualifying Cash Bid from the Facility Lessee, and (iii) the Owner Lessor shall not have elected to retain the Owner Lessor's Interest, this Facility Lease shall continue, the Facility Lessee shall lose its right to terminate this Facility Lease for the Burdensome Buyout Event referred to in such Burdensome Termination Notice, and any and all rights that the Owner Lessor had immediately prior to the receipt of such Burdensome Termination Notice shall remain in full force and effect.

         SECTION 13.3 PROCEDURE FOR EXERCISE OF TERMINATION OPTION. (a) If the Facility Lessee shall have exercised its option under SECTION 13.1 (a "BURDENSOME BUYOUT OPTION"), the Facility Lessee shall, prior to and as a condition to the closing of the sale, pay (in addition to the applicable amount set forth in SECTION 13.2(A), if any, without duplication of any other amounts paid hereunder): (i) on an After-Tax Basis, all reasonable documented out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent; (ii) any Lessee Section 467 Loan Balance as of the Termination Date; and (iii) any other payment under this Facility Lease (other than Basic Lease Rent or Renewal Rent payable after the Termination Date) due and unpaid on the Termination Date and any amounts due and unpaid, or accrued and unpaid, on the Termination Date under any other Operative Document. Concurrently with the payment of all sums specified in SECTION 13.2 and this SECTION 13.3(A), (A) Allocated Rent shall cease to accrue and the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Lease Rent, as the case may be, shall terminate, (B) this Facility Lease shall terminate and the Facility Lessee shall cease to have any liability to the Owner Lessor with respect to the Undivided Interest, except for Supplemental Lease Rent and other obligations surviving pursuant to the express terms of any Operative Document,
(C) the Owner Lessor will pay all amounts of principal and interest and any other amounts owing under the Lessor Notes (including any Make Whole Premium, if any, due and payable) to the Security Agent pursuant to SECTION 2.11 of the Lease Indenture, (D) in connection with any sale of the Owner Lessor's Interest pursuant to SECTION 13.2, the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Participant and Facility Lessee and prepared by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor's Interest to the Facility Lessee (or its designee) or to the third party making the accepted Qualifying Cash Bid on an "as is", "where is", "with all faults" basis, without representation or warranty other than a warranty as to the absence of Owner Lessor Liens and a warranty of the Owner Participant as to the absence of Owner Participant Liens, (E) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing all to be prepared, filed and recorded (as appropriate) at the sole cost and expense of the Facility Lessee and (F) the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of the Relevant Termination Date. The obligation to make such payments shall be subject to the provisions of SECTION 3.2(D). It shall be a condition precedent to the termination of this Facility Lease pursuant to this SECTION 13.3, that the Owner Lessor and the Facility Lessee shall each pay all amounts that each is obligated to pay under this SECTION 13.3.

                  (b) If the Facility Lessee fails to consummate the termination option under this SECTION 13 after giving notice of its intention to do so (other than in consequence of failure of the Owner Lessor or the Owner Participant to fulfill their respective obligations under this SECTION 13), (A) this Facility Lease shall continue, (B) such failure to consummate shall not constitute a default under this Facility Lease, (C) the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this SECTION 13 as a result of such event or condition during the remainder of the Facility Lease Term but the Facility Lessee shall in any event (without relieving the Owner Lessor of any liability hereunder) pay the amounts set forth in clause (i) of the first sentence of
SECTION 13.3(A).

         SECTION 13.4 ASSUMPTION OF THE LESSOR NOTES; SPECIAL LESSEE TRANSFERS.

                  (a) Notwithstanding the foregoing provisions of SECTION 13.3 to the contrary, at the option of the Facility Lessee, if (i) the Facility Lessee shall have executed and delivered an assumption agreement to assume the Lessor Notes on a fully recourse basis, as permitted by and in accordance with
SECTION 2.21 of the Lease Indenture, (ii) all other conditions contained in such
SECTION 2.21 of the Lease Indenture shall have been satisfied, (iii) no Material Lease Default or Lease Event of Default shall have occurred and be continuing and shall not be cured by such assumption and (iv) the Facility Lessee shall purchase the Undivided Interest pursuant to its right of first refusal or right of offer as set forth in Section 13.2, as the case may be, then, the obligation of the Facility Lessee to pay Termination Value shall be reduced by the outstanding principal amount of the Lessor Notes so assumed by the Facility Lessee and the Owner Lessor shall have no further obligation to prepay the outstanding principal and accrued interest on the Lessor Notes to the extent of the Lessor Notes so assumed by the Facility Lessee; PROVIDED, HOWEVER, for so long as the Lessor Notes are outstanding, if the Facility Lessee shall have chosen to assume the Lessor Notes pursuant to this SECTION 13.4(A), the Facility Lessee shall acquire the Undivided Interest from the Owner Lessor subject to the Lien of the Lease Indenture.

                  (b) If the Facility Lessee assumes the Lessor Notes under this
SECTION 13, the Facility Lessee shall, on the Termination Date, also pay (without duplication of any other amount paid hereunder) the Owner Lessor the following: (i) on an After-Tax Basis, all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the OP Guarantor, the Security Agent, the Lender and the Bondholder Trustee; (ii) any Lessee Section 467 Loan Balance and; (iii) any other payment under this Facility Lease (other than Basic Lease Rent or Renewal Rent payable after the Termination Date) due and unpaid on the Termination Date and any amounts due and unpaid, or accrued and unpaid, on the Termination Date under any other Operative Document. The Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of such Termination Date. The obligation to make such payment shall be subject to the provisions of SECTION 3.2(D).

                  (c) Notwithstanding the foregoing provisions of SECTION 13.3 to the contrary, if, in connection with a Burdensome Buyout Event, the Facility Lessee elects to purchase the Facility in accordance with SECTION 13 of the Facility Lease, the Facility Lessee (or its designee) so long as the Facility Lessee shall remain liable under this Facility Lease to pay Basic Lease Rent and all other payments hereunder in full, and in all respects in accordance with
SECTION XV of the Participation Agreement, may purchase the Lessor Membership Interest, in lieu of purchasing the Undivided Interest pursuant to SECTIONS 13.1 and 13.2 hereof, and keep this Facility Lease (and Lessor Notes) in place in consideration of the amounts set forth in SECTION XV of the Participation Agreement.

         SECTION 13.5 CERTAIN CONDITIONS TO TERMINATION. Anything to the contrary in this Section 13 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination pursuant to this Section 13 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease immediately prior to the election to terminate this Facility Lease pursuant to this Section 13 shall remain in full force and effect in all respects unless and until the Facility Lessee shall have assumed the Lessor Notes pursuant to Section 13.4 or the Owner Lessor shall have paid all outstanding principal and accrued interest on the Lessor Notes with respect to such Undivided Interest or the Facility, as the case may be, and all other amounts due under the Lease Indenture as of such proposed date of termination.

SECTION 14 TERMINATION FOR OBSOLESCENCE; PARTIAL RELEASE OF INTEREST

         SECTION 14.1 TERMINATION. Upon at least six months' prior written notice to the Owner Lessor, (which notice shall be accompanied by a certification by the Facility Lessee's Manager as to one or more of the matters described below), the Facility Lessee shall have the option, so long as no Lease Event of Default shall have occurred and be continuing on the date of such notice or on the proposed Obsolescence Termination Date (as defined below), to terminate this Facility Lease on any Termination Date occurring on or after the seventh anniversary of the Closing Date (the date of termination selected by the Facility Lessee being the "Obsolescence Termination Date") which proposed Obsolescence Termination Date shall be set forth in the aforementioned notice, on the terms and conditions set forth in this SECTION 14, if the Facility is economically or technologically obsolete; as determined by the general partner of the Facility Lessee in good faith, including, without limitation, as a result of any change in applicable law, regulation or tariff, any material change in the markets for the wholesale purchase and/or sale of energy or any imposition by FERC or any other Governmental Authority having or claiming jurisdiction over the Facility Lessee or the Facility of any burdensome conditions or requirements including requiring capital improvements to the Facility.

                  Notwithstanding the foregoing, the Facility Lessee may elect to terminate this Facility Lease pursuant to this SECTION 14.1 and exercise its other rights under this SECTION 14 only if (i) concurrently with such election, it also elects to terminate all Other Facility Leases pursuant to SECTION 14.1 thereof and (ii) concurrently with its termination hereunder, it terminates all Other Facility Leases in accordance with SECTION 14 thereof.

         SECTION 14.2 SOLICITATION OF OFFERS. If the Facility Lessee shall give the Owner Lessor notice pursuant to SECTION 14.1 and the Owner Lessor shall not have elected to retain the Undivided Interest pursuant to SECTION 14.3 below, the Facility Lessee shall (i) as non-exclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain bids from unaffiliated third parties with the Facility Lessee and sell the Owner Lessor's Interest on the Obsolescence Termination Date and (ii) covenant that it will not sell the Owner Lessor's Interest to itself, an Affiliate or to any third party with whom the Facility Lessee or its Affiliate has an arrangement to use or operate the Facility to generate power for the Facility Lessee's or any such Affiliate's benefit after the termination of this Facility Lease. All of the proceeds of any such sale, will be for the account of the Owner Lessor; PROVIDED THAT, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the proceeds of such sale shall be paid directly to the Security Agent. At least 120 days prior to the Obsolescence Termination Date, the Facility Lessee shall certify to the Owner Lessor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent, the Lender and the Bondholder Trustee each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Facility Lessee, any of its Affiliates or any third party with whom it or any such Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease) submitting such bid or offer. The Owner Lessor shall also have the right, but not the obligation, to obtain bids for the sale of the Owner Lessor's Interest either directly or through agents other than the Facility Lessee.

         SECTION 14.3 RIGHT OF OWNER LESSOR TO RETAIN THE UNDIVIDED INTEREST. The Owner Lessor may irrevocably elect to retain, rather than sell, the Undivided Interest by giving notice to the Facility Lessee at least 90 days prior to the Obsolescence Termination Date. If the Owner Lessor elects to retain the Undivided Interest pursuant to this SECTION 14.3, on the Obsolescence Termination Date the Facility Lessee shall pay to the Owner Lessor the amounts described in clauses (i) through (iii) of SECTION 14.4 below. Upon the payment of all sums required to be paid pursuant to this SECTION 14.3 and SECTION 14.4 below, (i) Allocated Rent shall cease to accrue, and the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Lease Rent, as the case may be, shall terminate, (ii) this Facility Lease shall terminate and the Facility Lessee shall cease to have any liability or obligations hereunder or any other Operative Document with respect to the Undivided Interest, except for Supplemental Lease Rent and other obligations surviving pursuant to the express terms of the Operative Documents, (iii) the Owner Lessor shall pay all outstanding principal and accrued interest on the Lessor Notes and, to the extent actually received from the Facility Lessee as Supplemental Lease Rent, all other amounts due under the Lease Indenture including the reimbursement of any fees or expenses of the Security Agent, (iv) the Facility Lessee shall return the Undivided Interest to the Owner Lessor in accordance with SECTION 5.1 hereof and (v) only with respect to the termination option of the Owner Lessor under Section 14.4, the Owner Lessor will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor the Owner Lessor's Interest under Section 14.4 to the purchaser on "as is", "where is", "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty from the Owner Participant as to the absence of Owner Participant's Liens, (vi) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing and (vii) the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of such Obsolescence Termination Date. The obligation to make such payments shall be subject to the provisions of SECTION 3.2(D). It shall be a condition precedent to the termination of this Facility Lease pursuant to this SECTION 14.3, that the Owner Lessor and the Facility Lessee shall each pay all amounts that each is obligated to pay under this
SECTION 14.3.

         SECTION 14.4 PROCEDURE FOR EXERCISE OF TERMINATION OPTION. If the Owner Lessor has not elected to retain the Undivided Interest in accordance with
SECTION 14.3 hereof, on the Obsolescence Termination Date, the Owner Lessor shall sell the Owner Lessor's Undivided Interest under this SECTION 14.4 and its interest in the Ground Interest under SECTION 6 of the Facility Site Lease to the bidder or bidders pursuant to SECTION 14.2 hereof (which shall not be the Facility Lessee, any Affiliate thereof or any third party with whom the Facility Lessee or any such Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease), that shall have submitted the highest cash bid or bids with respect to the Owner Lessor's Interest and the Facility Lessee shall certify to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Security Agent that such buyer is not the Facility Lessee, any Affiliate thereof or any third party with whom it or an Affiliate has an arrangement with respect to the use or operation of the Facility after the termination of this Facility Lease. On the Obsolescence Termination Date, the Facility Lessee shall pay to the Owner Lessor the excess, if any, of the applicable Termination Value determined as of such Obsolescence Termination Date over the net proceeds from the sale of the Undivided Interest paid to or retained by the Owner Lessor plus (without duplication) (i) on an After-Tax Basis, all reasonable out-of-pocket costs and expenses incurred by the Owner Lessor, the Owner Participant, the OP Guarantor, if any, and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, Security Agent in connection therewith (excluding the reasonable fees and costs of any broker unless engaged by the Facility Lessee on the Owners Lessor's behalf) plus (ii) any Lessee Section 467 Loan Balance plus (iii) any other payment of the Facility Lessee (other than Basic Lease Rent or Renewal Rent payable after the Obsolescence Termination
Date) under this Facility Lease due and unpaid on the Obsolescence Termination Date and any amount due and unpaid, or accrued and unpaid, on the Obsolescence Termination Date under any Operative Document. Upon payment of all amounts due under this section, the Owner Lessor shall pay to the Facility Lessee the Lessor
Section 467 Loan Balance, if any, determined as of the Obsolescence Termination Date. The obligation to make such payments shall be subject to the provisions of
SECTION 3.2(D). Unless the Owner Lessor, with the consent of the Facility Lessee, shall have entered into a legally binding contract to sell the Owner Lessor's Interest, the Facility Lessee may, at its election, revoke its notice of termination by giving notice to the Owner Lessor at least 30 days prior to the proposed Obsolescence Termination Date, in which event this Facility Lease shall continue with respect to the Undivided Interest and the Facility Lessee shall have the right to later reissue a notice to terminate pursuant to SECTION 14.1; PROVIDED THAT the Facility Lessee may give notice that it is exercising its Termination Option for obsolescence no more than once in any five (5) year period. The Owner Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Lessee to obtain bids or otherwise take any action in arranging any such sale of the Owner Lessor's Interest other than, if the Owner Lessor has not elected to retain the Owner Lessor's Interest, to transfer the Owner Lessor's Interest in accordance with this SECTION 14.4. It shall be a condition of the Owner Lessor's obligation to consummate a sale of the Owner Lessor's Interest that the Facility Lessee shall pay all amounts it is obligated to pay under this SECTION 14.4. If no sale shall occur on the Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Lease shall continue with respect to the Undivided Interest in full force and effect in accordance with its terms (without prejudice to the Facility Lessee's right to exercise its rights under this SECTION 14); PROVIDED, HOWEVER, that the Facility Lessee shall in any event pay, without duplication of any amounts payable hereunder, the amounts set forth in clause (i) of this SECTION 14.4.

         SECTION 14.5 CERTAIN CONDITIONS TO TERMINATION. Anything to the contrary in this Section 14 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination pursuant to this Section 14 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease immediately prior to the election to terminate this Facility Lease pursuant to this Section 14 shall remain in full force and effect in all respects (regardless of whether the Owner Lessor shall elect to retain or sell such Undivided Interest or the Facilities, as applicable, in connection with such proposed termination) unless and until the Owner Lessor shall have paid all outstanding principal and accrued interest on the Lessor Notes with respect to such Undivided Interest or the Facility and all other amounts due under the Lease Indenture as of such proposed date of termination.

SECTION 15 LEASE RENEWAL

         SECTION 15.1 RENEWAL LEASE TERMS. (a) Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the Basic Lease Term, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this
SECTION 15.1(A) and no Material Lease Default or Lease Event of Default shall have occurred and be continuing on the date the lease renewal proposed pursuant to this SECTION 15.1(A) is to commence, the Facility Lessee may deliver to the Owner Lessor a notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing a FMV Renewal Lease Term under SECTION 15.2) of the Facility Lessee's interest in renewing this Facility Lease at the end of the Basic Lease Term for a term (the "FIRST RENEWAL TERM") selected by the Facility Lessee, which term shall satisfy the following criteria: (i) the aggregate of the proposed First Renewal Term and the Basic Lease Term shall be no greater than 75% of the estimated remaining economic useful life of the Facility as of the Closing Date, as determined in an appraisal to be conducted at such time and (ii) on the last date of such proposed First Renewal Term, the estimated Fair Market Sales Value of the Facility is expected to be no less than 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date as determined in an appraisal to be conducted at such time). Items (i) and (ii) of the immediately preceding sentence shall be determined by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The Facility Lessee shall pay all expenses and fees of such Independent Appraiser. The Facility Lessee may withdraw any notice given in accordance with this SECTION 15.1(A) by written notice of such withdrawal to the Owner Lessor, on or prior to the date which is 18 months before the commencement of the proposed First Renewal Term.

                  (b) Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the First Renewal Term, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this SECTION 15.1(B) and no Material Lease Default or Lease Event of Default shall have occurred and be continuing on the date the lease renewal proposed pursuant to this SECTION 15.1(B) is to commence, the Facility Lessee may deliver to the Owner Lessor a notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing a FMV Renewal Lease Term under SECTION 15.2) of the Facility Lessee's interest in renewing this Facility Lease at the end of the First Renewal Term for a term (the "SECOND RENEWAL TERM") selected by the Facility Lessee, which term shall satisfy the following criteria: (i) the aggregate of the proposed Second Renewal Term, the First Renewal Term and the Basic Lease Term shall be no greater than 75% of the estimated remaining economic useful life of the Facility as of the Closing Date, as determined in an appraisal to be conducted at such time and (ii) on the last date of such proposed Second Renewal Term, the estimated Fair Market Sales Value of the Facility is expected to be no less than 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date as determined in an appraisal to be conducted at such time). Items (i) and (ii) of the immediately preceding sentence shall be determined by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The Facility Lessee shall pay all expenses and fees of such Independent Appraiser. The Facility Lessee may withdraw any notice given in accordance with this SECTION 15.1(B) by written notice of such withdrawal to the Owner Lessor on or prior to 18 months before commencement of the proposed Second Renewal Lease Term.

                  (c) Notwithstanding the foregoing, the Facility Lessee may elect to renew this Facility Lease pursuant to subsection (a) or (b) of this
SECTION 15.1 and exercise its other rights under such subsections only if (i) concurrently with such election, the Facility Lessee also elects to renew each Other Facility Lease pursuant to subsection (a) or (b), as applicable, of
SECTION 15.1 thereof and (ii) concurrently with the renewal of this Facility Lease, the Facility Lessee renews each Other Facility Lease in accordance with subsection (a) or (b), as applicable, of SECTION 15.1 thereof.

         SECTION 15.2 FAIR MARKET VALUE RENEWAL LEASE TERMS. Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the Basic Lease Term or any Renewal Lease Term, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this SECTION 15.2 and no Material Lease Default or Lease Event of Default shall have occurred and be continuing on the date the lease renewal proposed pursuant to this SECTION 15.2 is to commence, the Facility Lessee may deliver to the Owner Lessor a notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing the First Renewal Term or the Second Renewal Term, as applicable) of the Facility Lessee's interest in renewing this Facility Lease for a term (each such term, a "FMV RENEWAL LEASE TERM") commencing upon expiration of the Basic Lease Term or the Renewal Lease Term otherwise expiring and extending for no less than one year and no more than five years; PROVIDED THAT no such FMV Renewal Lease Term shall extend beyond the first date (rounded to the last day of the immediately preceding whole year) as of which 10% or less of the estimated remaining economic useful life of the Facility as of the Closing Date would remain (such estimated remaining economic useful life being measured as of the Closing Date) and on or after which the estimated Fair Market Sales Value of the Facility is expected to be less than 10% of the Purchase Price (in each case, as set forth in the most recent of (a) the Closing Appraisal, (b) the appraisal obtained in connection with the Facility Lessee's option to elect the First Renewal Term (the "FIRST RENEWAL Option") and (c) the appraisal obtained in connection with the Facility Lessee's option to elect the Second Renewal Term (the "SECOND RENEWAL OPTION.") The Facility Lessee may withdraw any notice given in accordance with this SECTION 15.2 by written notice of such withdrawal to the Owner Lessor on or prior to 18 months before commencement of the proposed Fair Market Value Renewal Lease Term.

                  Notwithstanding the foregoing, the Facility Lessee may elect to renew this Facility Lease pursuant to this SECTION 15.2 and exercise its other rights under such Section only if (i) concurrently with such election, the Facility Lessee also elects to renew each Other Facility Lease pursuant to
SECTION 15.1 thereof and (ii) concurrently with the renewal of this Facility Lease, the Facility Lessee renews each Other Facility Lease in accordance with
SECTION 15.1 thereof.

         SECTION 15.3 RENEWAL RENT AND TERMINATION VALUE FOR RENEWAL LEASE TERM. During each Renewal Lease Term, Renewal Rent shall be paid on the Rent Payment Dates. The installment of Renewal Rent payable on each such Rent Payment Date during the First Renewal Term shall be equal to the lesser of (i) the Fair Market Rental Value of the Undivided Interest (as determined at the commencement of the First Renewal Lease Term) and (ii) 75% of the average Basic Lease Rent payable with respect to the Basic Lease Term. The installment of Renewal Rent payable on each such Rent Payment Date during the Second Renewal Term shall be equal to the lesser of (i) the Fair Market Rental Value of the Undivided Interest (determined at the commencement of the Second Renewal Term) and (ii) 75% of the average Basic Lease Rent payable with respect to the Basic Lease Term. The installment of Renewal Rent payable on each such Rent Payment Date during the FMV Renewal Lease Term shall be equal to the Fair Market Rental Value of the Undivided Interest at the end of the applicable Lease Term (determined not more than 36 months prior to the commencement of such FMV Renewal Lease
Term).

         SECTION 15.4 DETERMINATION OF FAIR MARKET RENTAL VALUE. The Fair Market Rental Value of the Undivided Interest as of the commencement of any Renewal Lease Term shall be determined by agreement of the Owner Lessor and the Facility Lessee within six months after receipt by the Owner Lessor of the notice from the Facility Lessee of its election to renew pursuant to SECTION 15.1 or 15.2 (but not more than 36 months before the commencement of such Renewal Lease Term) or, if they shall fail to agree within such six month period, shall be determined by an appraisal conducted by an Independent Appraiser according to the Appraisal Procedure. The Facility Lessee shall be responsible for such Independent Appraiser's fees and expenses.

         SECTION 15.5 TERMINATION VALUE DURING RENEWAL LEASE TERMS. The amounts which are payable during any Renewal Lease Term in respect of Termination Value shall be determined on the basis of the Fair Market Sales Value of the Undivided Interest as of the commencement of such Renewal Lease Term, amortized on a straight-line basis over such Renewal Lease Term to the projected Fair Market Sales Value of the Facility as of the expiration of such Renewal Lease Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Lease Term.

SECTION 16 EVENTS OF DEFAULT

                  Each of the following events shall constitute a "Lease Event of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

                  (a) the Facility Lessee shall fail to make any payment of Basic Lease Rent, Renewal Rent, or Termination Value, when due, and such failure shall continue unremedied for five (5) Business Days; or

                  (b) the Facility Lessee shall fail to make any other payment required to be made under any Operative Document (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto) when due, and such failure shall have continued unremedied for 10 days after receipt by the Facility Lessee of written notice of such failure from the Owner Participant, the Owner Lessor or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent; or

                  (c) the Facility Lessee shall fail to maintain insurance in the amounts and on the terms set forth in the Operative Documents, including
SECTION 11 hereof; or

                  (d) the Facility Lessee shall fail to perform or observe in all material respects (i) the covenant set forth in SECTIONS 6.1 and 5.13 of the Participation Agreement, or (ii) if such failure is in respect of any borrowed money, the covenant set forth in SECTION 6.3 of the Participation Agreement; or

                  (e) the Facility Lessee shall fail to perform or observe any other covenant set forth in the Participation Agreement, this Facility Lease, any Project Document or in any other Operative Document (other than any of the covenants referred to in clauses (a), (b), (c) and (d) of this SECTION 16) , in any material respect and such failure shall continue unremedied for 30 days after receipt by the Facility Lessee of written notice thereof from the Owner Participant, Owner Lessor, or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent; PROVIDED, HOWEVER, that for any failure other than a failure to comply with any covenant set forth in Article 6 of the Participation Agreement if such failure cannot be remedied within such 30-day period, then the period within which to remedy such failure shall be extended up to an additional 180 days, so long as the Facility Lessee diligently pursues such remedy and such failure is reasonably capable of being remedied within such additional 180-day period; PROVIDED, FURTHER, that in the case of the Facility Lessee's obligation set forth in clause (b) of SECTION 7.1, to the extent and for so long as a test, challenge, appeal or proceeding to review with respect to such non-compliance shall be prosecuted in good faith by the Facility Lessee, the failure by the Facility Lessee to comply with the requirements thereof shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding shall not involve any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Encumbrance) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect,
(ii) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent, the Lender or the Bondholder Trustee or any of their respective Affiliates, or
(iii) material risk of any material adverse effect on the Owner Lessor, the Owner Participant or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law); and PROVIDED, FURTHER, also in the case of the Facility Lessee's obligation set forth in clause (b) of SECTION 7.1, if such noncompliance is not of a type that can be immediately remedied, the failure to comply shall not be a Lease Event of Default if the Facility Lessee is taking all reasonable action to remedy such noncompliance and if, and only if, such noncompliance shall not involve any danger described in clause (i), (ii) or
(iii) of the preceding proviso; and PROVIDED, FURTHER, such noncompliance, or such test, challenge, appeal or proceeding to review with respect to such noncompliance shall not extend beyond the date that is 36 months prior to the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or already irrevocably elected by the Facility Lessee; or

                  (f) any representation or warranty of the Facility Lessee set forth in the Operative Documents (other than a tax representation set forth in the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect when made or misleading in any material respect when made because the omission to state a material fact continues to be material and the circumstances upon which such breach of representation or warranty is based continue to be material and unremedied for a period of 30 days after receipt by the Facility Lessee of written notice thereof from the Owner Participant, Owner Lessor, or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent; PROVIDED, HOWEVER, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended by up to an additional 60 days, so long as the Facility Lessee diligently pursues such remedy, such condition is reasonably capable of being remedied within such additional 60-day period; or

                  (g) the Facility Lessee, ME Westside, Chestnut Ridge, Finance Co., Property Co. or EMHC shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert within 60 days, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or

                  (h) an involuntary case or other proceeding shall be commenced against the Facility Lessee, ME Westside, Chestnut Ridge, Finance Co., Property Co. or EMHC seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of such entity, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

                  (i) default under any bond, debenture, note or other evidence of Indebtedness (but excluding non-recourse Indebtedness) for money borrowed by the Facility Lessee under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Facility Lessee, whether such indebtedness now exists or shall hereafter be created, which Indebtedness is in an aggregate principal amount exceeding $5,000,000 at all other times and which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

                  (j) any of the Security Documents to which the Facility Lessee, Owner Lessor, Owner Participant, the OP Guarantor or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Security Agent or the Lender is a party or the Liens created thereunder are declared unenforceable, are terminated, or cease to be in full force and effect and such condition shall remain unremedied for a period of 10 days; or

                  (k) any Reportable Event shall occur; (ii) there shall be initiated any action by the Facility Lessee, the Facility Sublessee or any member of the Controlled Group to terminate a Plan; (iii) there shall be initiated proceedings by the PBGC under SECTION 4042 of ERISA to terminate a Plan or to appoint a trustee to administer a Plan; (iv) any Plan shall incur an "accumulated funding deficiency" (as defined in SECTION 412 of the Code or SECTION 302 of ERISA), unless waived; (v) the imposition upon the Facility Lessee, the Facility Sublessee or any member of the Controlled Group or any Plan fiduciary of a material liability resulting from either the engagement by any such party in a transaction prohibited under SECTION 4975 of the Code or SECTION 406 of ERISA or any other violation of Title I of ERISA; (vi) the Facility Lessee, the Facility Sublessee or any member of the Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan, which, with respect to clauses (i) through (vi) above, results in a liability, individually or in the aggregate, of at least $5,000,000; or

                  (l) judgments or orders for the payment of money against the Facility Lessee, which judgments or orders, as the case may be, are in excess of $1,000,000 in the aggregate (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) and which are not vacated, discharged or effectively stayed or bonded within 60 days from the entry thereof; or

                  (m) except as permitted by Section 6.1 of the Participation Agreement, EME shall, without the prior written consent of the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture shall have been discharged or terminated, the Lender or the Bondholder Trustee, cease to own directly or indirectly in excess of 50% of the Ownership Interests in the Facility Lessee; PROVIDED, HOWEVER, that the consent of the Lender or Bondholder Trustee shall not be required if, at such time either (i) the Fundco Bonds are rated at least BBB- by S&P, Baa3 by Moody's, and BBB- by Duff & Phelps, and a reaffirmation of such ratings is obtained, or (ii) the reduction of EME's interest in the Facility Lessee has been approved by holders of more than 66 2/3% of the holders of the Lessor Notes; or

                  (n) any of the Facility Site Lease, the Facility Site Sublease, or any other material Project Document shall have been cancelled or terminated, or shall otherwise cease to be in full force and effect unless, in any such case, alternative arrangements satisfactory to the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been released or discharged, the Security Agent, the Lender and the Bondholder Trustee have been made and such parties have so acknowledged in writing; or

                  (o) at any time, funds on deposit in any Account are used by or at the direction of the Facility Lessee other than for the purposes expressly specified in the Operative Documents; or

                  (p) the Amended and Restated Guarantee and Collateral Agreement or the Pledge and Collateral Agreement, once executed and delivered, shall for any reason, cease to be in full force and effect; or

                  (q) at any time, the Facility Lessee shall fail to remain exempt from regulation under PUHCA or to remain exempt from regulation under state utility law which would cause a Material Adverse Effect (or would materially adversely affect any of the Lease Financing Parties); or

                  (r) any material Operative Document to the which the Facility Lessee or any of its Affiliates is a party is declared unenforceable against the Facility Lessee or any of its Affiliates, is terminated by the Facility Lessee or any of its Affiliates, or ceases to be in full force and effect in respect of the Facility Lessee or any of its Affiliates (in each case, other than in accordance with their terms); or

                  (s) default under any of the Other Facility Leases.

SECTION 17 REMEDIES

         SECTION 17.1 REMEDIES FOR LEASE EVENT OF DEFAULT. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare this Facility Lease to be in default by written notice to the Facility Lessee (PROVIDED, that this Facility Lease shall automatically be in default without the need for giving any notice upon the occurrence of a Lease Event of Default in clause (g) or (h) of SECTION 16) in respect of the Facility Lessee; and at any time thereafter, so long as the Facility Lessee shall not have remedied all outstanding Lease Events of Default, the Owner Lessor may, at the Facility Lessee's sole cost and expense, do one or more of the following as the Owner Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory Requirements of Law then in effect:

                  (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee of the applicable covenants and terms of this Facility Lease or to recover damages for breach thereof;

                  (b) by notice in writing to the Facility Lessee, terminate this Facility Lease whereupon all right of the Facility Lessee to the possession and use of the Undivided Interest under this Facility Lease shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Owner Lessor may demand that the Facility Lessee, and the Facility Lessee shall, upon written demand of the Owner Lessor and at the Facility Lessee's sole cost and expense, forthwith return possession of the Undivided Interest to the Owner Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of SECTION 5, except those provisions relating to periods of notice; and the Owner Lessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Lessee, or its successor or assigns, to use the Undivided Interest for any purpose whatever;

                  (c) sell the Owner Lessor's Interest at public or private sale, as the Owner Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph and by Requirements of Law), in which event (i) Allocated Rent shall cease to accrue and (ii) the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Lease Rent or Renewal Rent is to be included in computations under paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph) and in which event the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of such date, PROVIDED, HOWEVER, that the obligation of the Owner Lessor to make such payments shall be subject to the provisions of Section 3.2(d);

                  (d) hold, keep idle or lease to others the Owner Lessor's Interest as the Owner Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility

Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Rent with respect to the Undivided Interest due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Undivided Interest pursuant to this SECTION 17 shall be reduced by the net proceeds, if any, received by the Owner Lessor from leasing the Undivided Interest to any Person other than the Facility Lessee and in which event the Owner Lessor shall pay to the Facility Lessee the Lessor
Section 467 Loan Balance, if any, determined as of such date, PROVIDED, HOWEVER, that the obligation of the Owner Lessor to make such payments shall be subject to the provisions of Section 3.2(d);

                  (e) whether or not the Owner Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Undivided Interest, the Owner Lessor, by written notice to the Facility Lessee specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, on the Termination Date specified in such notice any due and unpaid, or accrued and unpaid, Basic Lease Rent or Renewal Rent due through the Termination Date, any Supplemental Lease Rent due and payable as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Lease Rent or Renewal Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the sum of the Termination Value plus any Lessee Section 467 Loan Balance plus any Basic Lease Rent or Renewal Rent due and unpaid, in each case, computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Owner Lessor's Interest as of the Termination Date specified in such notice; or (ii) an amount equal to the excess, if any, of the sum of the Termination Value plus any Lessee Section 467 Loan Balance plus any Basic Lease Rent or Renewal Rent due and unpaid, in each case, computed as of the Termination Date specified in such notice over the Fair Market Rental Value of the Owner Lessor's Interest until the end of the Basic Lease Term or the then current Renewal Lease Term, after discounting such Fair Market Rental Value semi-annually to present value as of the Termination Date specified in such notice at a rate equal to the Discount Rate; or (iii) an amount equal to the Termination Value computed as of the Termination Date specified in such notice PROVIDED THAT upon payment of such Termination Value by the Facility Lessee pursuant to this clause (iii) and all other Rent then due and unpaid, or accrued and unpaid by the Facility Lessee and the payment of the Lessee Section 467 Loan Balance as of such Termination Date, the Owner Lessor shall proceed to exercise its commercially reasonable efforts promptly to sell the Undivided Interest at public or private sale and shall pay over to the Facility Lessee upon consummation of any such sale the net proceeds of such sale (after deducting from such proceeds all costs and expenses incurred by the Owner Lessor in connection therewith and all other amounts that may become payable to the Owner Lessor, the Security Agent or any other Lease Financing Party) and the Facility Lessee waives all claims against the Owner Lessor and the Owner Participant in connection with the sale of the Undivided Interest or the use of commercially reasonable efforts pursuant to this proviso; PROVIDED FURTHER that in lieu of paying an amount equal to the Termination Value pursuant to clause (iii) above, the Facility Lessee may make a rejectable offer in writing to the Owner

Lessor (within 5 days following the Facility Lessee's receipt of notice by the Owner Lessor specifying a Termination Date) (an "OFFER") to purchase the Undivided Interest at a purchase price equal to or greater than Termination Value (the "OFFER PRICE"). If the Owner Lessor rejects such Offer in writing, the Facility Lessee shall remain liable to pay Termination Value pursuant to clause (iii) above, all other Rent then due and unpaid, or accrued and unpaid, by the Facility Lessee and any Lessee Section 467 Loan Balance, determined as of the Termination Date PROVIDED THAT (1) the Facility Lessee shall have no obligation to pay the costs and expenses incurred by the Owner Lessor solely in connection with any sale of the Undivided Interest and (2) the Owner Lessor shall proceed to exercise its best efforts promptly to sell the Undivided Interest at public or private sale and shall pay over to the Facility Lessee upon consummation of any such sale the proceeds of such sale, but not to exceed the sum of Termination Value paid by the Facility Lessee plus interest at the Applicable Rate from the Termination Date until the date of payment of such proceeds to the Facility Lessee. If the Facility Lessee has made an Offer and the Owner Lessor accepts such Offer or fails to respond to such Offer within two
(2) Business Days prior to the date on which the Facility Lessee would have been required to pay Termination Value pursuant to clause (iii) above, the Facility Lessee shall pay to the Owner Lessor the Offer Price on or before the Termination Date and upon such payment of the Offer Price and all other Rent then due and unpaid, or accrued and unpaid, by the Facility Lessee and any Lessee Section 467 Loan Balance determined as of the Termination Date on the Termination Date, the Facility Lessee shall no longer remain liable to pay Termination Value or other amounts pursuant to clause (iii) above and the Owner Lessor shall forthwith transfer to the Facility Lessee (or its designee) in accordance with this SECTION 17.1(E) hereof and SECTION 6 of the Facility Site Lease on an "as is," "where is" and "with all faults" basis, without representation or warranty other than a warranty as to the absence of Owner Lessor Liens accompanied by a warranty of the Owner Participant as to the absence of the Owner Participant Liens, all of its interest in the Owner Lessor's Interest and execute, acknowledge and deliver, and record and file (as appropriate), appropriate releases, including a release from the Lien of the Lease Indenture, and all other documents or instructions necessary or desirable to effect the foregoing all in form and substance reasonably satisfactory to the Owner Lessor and at the cost and expense of the Facility Lessee, and upon payment of such amounts due under this paragraph (e), (x) Allocated Rent shall cease to accrue, (y) this Facility Lease, and the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Lease Rent hereunder, as the case may be, due for any periods subsequent to the date of such payment shall terminate and (z) the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of the relevant Termination Date. The obligation to make such payments shall be subject to the provisions of SECTION 3.2(D); and

                  (f) if the Owner Lessor shall have sold the Owner Lessor's Interest pursuant to paragraph (c) above, the Owner Lessor may, if it shall so elect, demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Lease Rent or Renewal Rent due for any periods subsequent to the date of such sale), an amount equal to (i) any unpaid Basic Lease Rent or Renewal Rent due and unpaid through the Relevant Termination Date plus (ii) any Lessee Section 467 Loan

Balance plus (iii) the amount, if any, by which the Termination Value computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, and, upon payment of such amount, this Facility Lease and the Facility Lessee's obligation to pay Basic Lease Rent or Renewal Rent for any periods subsequent to the date of such payment shall terminate, Allocated Rent shall cease to accrue and the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of the relevant Termination Date. The obligation to make such payments shall be subject to the provisions of SECTION 3.2(D). In addition, the Facility Lessee shall be liable, except as otherwise provided above, for (i) any and all unpaid Basic Lease Rent or Renewal Rent due hereunder before, or during the exercise of any of the foregoing remedies, and (ii) on an After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Owner Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Undivided Interest in accordance with SECTION 5 hereof, including, without limitation, any costs and expenses incurred by the Owner Lessor, the Owner Participant and the Lease Indenture Trustee in connection with retaking constructive possession of, or in repairing, the Undivided Interest in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease.

                  (g) upon the occurrence and during the continuance of a Rent Default Event, the Owner Lessor may from time to time withdraw amounts from the Equity Account pursuant to Section 4.6(b) of the Amended Security Deposit Agreement and subject to the posting of an Equity Letter of Credit required thereunder.

         SECTION 17.2 CUMULATIVE REMEDIES. The remedies in this Facility Lease provided in favor of the Owner Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in the Owner Lessor's favor existing at law or in equity; and the exercise or beginning of exercise by the Owner Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Owner Lessor of any or all of such other remedies. To the extent permitted by Requirements of Law, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Lessor to sell, lease or otherwise use the Undivided Interest or any Component in mitigation of Owner Lessor's damages as set forth in this SECTION 17 or which may otherwise limit or modify any of Owner Lessor's rights and remedies in this SECTION 17.

         SECTION 17.3 NO DELAY OR OMISSION TO BE CONSTRUED AS WAIVER. No delay or omission to exercise any right, power or remedy accruing to the Owner Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Owner Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

SECTION 18 SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS

                  Any moneys received by the Owner Lessor or the Security Agent pursuant to SECTION 10.3, 10.5 OR 11.2 shall, until paid to the Facility Lessee as provided in accordance with such Sections, be held by the Owner Lessor or the Security Agent, as the case may be, as security for the Facility Lessee's obligations under this Facility Lease and be invested in Permitted Investments by the Owner Lessor or the Security Agent, as the case may be, at the sole risk of the Facility Lessee, from time to time as directed in writing by the Facility Lessee if such investments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Investment) shall be applied or remitted to the Facility Lessee in the same manner as the principal invested.

SECTION 19 RIGHT TO SUBLEASE

         SECTION 19.1 SUBLEASE. The Facility Lessee shall have the right to sublease the Undivided Interest without the consent of the Owner Lessor, the Owner Participant, the Security Agent or the Lease Indenture Trustee if:

                  (a) the sublessee is a United States Person within the meaning of SECTION 7701(A)(30) of the Code that (i) is a solvent corporation, partnership, business trust, limited liability company or other person or entity not then subject to bankruptcy proceedings; and (ii) is not involved in material pending or unresolved litigation with the Owner Participant or any of its Affiliates; and (iii) is, or its operating, maintenance and use obligations under the sublease are guaranteed by, or such obligations are contracted to be performed by, an experienced operator of United States based, coal-fired electric generating facilities similar to the Facility;

                  (b) The Owner Lessor, the Owner Participant, so long as the Lessor Notes are outstanding, the Security Agent and the Bondholder Trustee shall have received an opinion of counsel, which opinion of counsel shall be reasonably acceptable to the recipients thereof, to the effect that all material regulatory approvals required to enter into the sublease have been obtained;

                  (c) the sublease does not extend beyond the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or irrevocably elected by the Facility Lessee (and may be terminated upon early termination of this Facility Lease) and is expressly subject and subordinate to this Facility Lease;

                  (d) all terms and conditions of this Facility Lease and the other Operative Documents and Project Documents remain in effect and the Facility Lessee remains fully and primarily liable for its obligations under this Facility Lease, the other Operative Documents and Project Documents;

                  (e) no Lease Default or Lease Event of Default shall have occurred and be continuing or be created as a result of such sublease;

                  (f) the sublease prohibits further assignment or subletting;

                  (g) the sublease requires the sublessee to operate and maintain the Undivided Interest (or to cause the Undivided Interest to be operated and maintained) in a manner consistent with this Facility Lease;

                  (h) the sublease does not cause the Facility to become "tax-exempt use property" within the meaning of SECTION 168(H) of the Code (unless the Facility Lessee shall make a payment to the Owner Participant contemporaneously with the execution of the sublease that, in the reasonable judgment of the Owner Participant, compensates the Owner Participant for the adverse tax consequences resulting from the classification of the Facility as "tax-exempt use property");

                  (i) Neither the sublease nor the sublessee shall jeopardize the Owner Lessor's, the Owner Participant's and the Lender or Bondholder Trustee's exemption from regulation under PUHCA and other laws relating to electric utilities, generators, wholesalers or retailers; and

                  (j) the Facility sublessee shall pay all reasonable documented out-of-pocket expenses incurred by the other Lease Financing Parties in connection with such sublease.

                  As a condition precedent to such sublease, the Facility Lessee shall provide the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been terminated or discharged, the Security Agent with all documentation in respect of such sublease and an opinion of counsel to the effect that such sublease complies with the provisions of this SECTION 19 (such documentation, counsel and opinion to be reasonably satisfactory to each such recipient).

SECTION 20 OWNER LESSOR'S RIGHT TO PERFORM

                  If the Facility Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and failure of the Facility Lessee to so perform or comply within 10 Business Days thereafter, the Owner Lessor or the Owner Participant may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Owner Lessor, the Owner Participant or the OP Guarantor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by the Requirements of Law shall be deemed to be Supplemental Lease Rent, payable by the Facility Lessee to the Owner Lessor on demand. Notwithstanding anything to the contrary contained in the foregoing, the provisions of this SECTION 20 shall in no event restrict any of the Owner Lessor's rights following the occurrence of a Lease Event of Default, it being agreed and understood that, subject to SECTION 7.3 of the Participation Agreement, the Owner Lessor shall be entitled to exercise all of its remedies pursuant to SECTION 17 upon the occurrence of any such event.

SECTION 21 SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE TRUSTEE

                  In order to secure the Lessor Notes, the Owner Lessor will assign and grant a first priority security interest in favor of the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under this Facility Lease, and the Undivided Interest (other than Excepted Payments and the rights to enforce and collect the same). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture has been fully discharged, the Lease Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Facility Lease (other than Excepted Payments and the rights to enforce and collect the same) to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LEASE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

SECTION 22 MISCELLANEOUS

         SECTION 22.1 AMENDMENTS AND WAIVERS. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

         SECTION 22.2 NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to such party and any copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

                  If to the Owner Lessor:

                  Homer City OL[1]LLC
                  c/o Wells Fargo Bank Minnesota, N.A.
                  Corporate Trustee Services
                  MAC; N2691-090
                  213 Court Street
                  Middletown, CT 06457

                  with a copy to:

                  Wells Fargo Bank Northwest, N.A.
                  Corporate Trust Services
                  MAC; U1254-031
                  Salt Lake City, UT 84111

                  with a copy to the Owner Participant:

                  [General Electric Capital Corporation] [Full Service Leasing Corp.]
                  [120][260] Long Ridge Road
                  Stanford, CT 06927
                  Attention: [        ][       ]
                  Facsimile: [        ][       ]

                  and to the Lease Indenture Trustee:


                  with a copy to:


                  If to the Facility Lessee:

                  Homer City

                  with a copy to:

                  Edison Mission Energy
                  18101 Von Karman Avenue
                  Suite 1700
                  Irvine, CA  92612
                  Telephone No.: (949)
                  Facsimile No.: (949)
                  Attention:  President, with a copy to General Counsel

         SECTION 22.3 SURVIVAL. Except for the provisions of SECTIONS [3.3, 3.5, 5, 9 AND 17], which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Lease in accordance with its terms. Notwithstanding any provisions hereof, any indemnity contained in Sections 10.1 and 10.2 of the Participation Agreement or elsewhere in the Operative Documents shall, subject to the provisions thereof, survive the expiration or early termination of this Facility Lease regardless of the cause therefor.

         SECTION 22.4 SUCCESSORS AND ASSIGNS. (a) This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

                  (b) Except as expressly provided in SECTION 22.4(C), the Facility Lessee may not assign this Facility Lease or any other Operative Document or Project Document, or any interest therein, without the prior written consent of the Owner Lessor.

                  (c) The Facility Lessee may, upon satisfaction of the conditions set forth herein and in SECTION 22.4(D), without the consent of the Owner Lessor or the Owner Participant, so long as none of the Owner
Lessor, the Owner Participant and the OP Guarantor becomes subject to regulation as a "public utility," a "public utility company," a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Federal Power Act or PUHCA as a result of such assignment, assign this Facility Lease and the corresponding Operative Documents to any person or entity. In the case of an assignment, upon the transferee's assumption of the Facility Lessee's obligations under this Facility Lease and the other Operative Documents in accordance with the terms of this SECTION 22.4(C) and SECTION 22.4(D), the Facility Lessee shall have no further liability or obligation thereunder, except any liability and obligation relating to the period prior to such assignment.

                  (d) Any assignment by the Facility Lessee pursuant to SECTION 22.4(B) shall be subject to satisfaction of the following additional conditions:

                                    (1) The Facility Lessee offers to assign
                           the Facility Lease and the corresponding Operative Documents pursuant to Article XIII of the Participation Agreement;

                                    (2) the transferee (or a party which
                           guarantees such transferee's obligations under the Operative Documents assigned to such entity): (i) shall have a credit rating equal to, or greater than, BBB- by S&P and Baa3 by Moody's (ii) shall be organized under the laws of the United States, any state thereof or the District of Columbia, (iii) shall be a corporation, limited liability company or limited partnership; and (iv) shall be substantially engaged in the wholesale power generating business, experienced in coal-fired electricity generation, and, together with its Affiliates, own and operate facilities with not less than 5,000 MW of capacity;

                                    (3) such transfer occurs subsequent to the
                           seventh year of the Lease Term;

                                    (4) the Owner Lessor and the Owner
                           Participant (and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent) shall have received an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to each recipient thereof, to the effect that all regulatory approvals required in connection with such transfer or necessary to assume the Facility Lessee's obligations under the Operative Documents shall have been obtained and such transfer shall not subject the Facility Lessee, the Owner Lessor or the Owner Participant to regulation under PUHCA or state laws and regulations regarding the rate and financial or organizational regulation of electric utilities;

                                    (5) such transfer shall be pursuant to an
                           assignment and assumption agreement in form and substance reasonably satisfactory to the Owner Participant (and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Security Agent);

                                    (6) the Owner Lessor and the Owner
                           Participant (and, so long as the Lessor Notes are outstanding and the Lien of the

                           Lease Indenture has not been discharged, the Security Agent and the Pass Through Trustee) shall have received an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to each recipient thereof, in respect of such assignment and assumption;

                                    (7) the Owner Participant shall have
                           received (x) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that such transfer should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant or (y) an indemnity against such risk in form and in substance reasonably satisfactory to the Owner Participant;

                                    (8) no Lease Event of Default shall have
                           occurred and be continuing, or shall be created by such transfer;

                                    (9) such transfer by the Facility Lessee
                           shall not result in a Regulatory Event of Loss;

                                    (10) the transferee shall not be involved in
                           material litigation with the Owner Participant or any of its Affiliates;

                                    (11) the Facility Lessee shall pay on an
                           After-Tax Basis all reasonable documented out-of-pocket expenses incurred by the Owner Lessor and the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees, in connection with such assignment;

                                    (12) concurrently with such transfer, the
                           Facility Lessee assigns to the transferee each Other Facility Lease and, in each such case, the corresponding Operative Documents;

                                    (13) each of the Rating Agencies shall have
                           confirmed the then existing long term secured debt credit rating of the Lender and the Bondholder Trustee; and

                                    (14) unless the Facility Lessee has elected
                           to provide to the Lease Indenture Trustee an indemnity against the risk that such assignment will cause a Tax Event to occur to any direct or indirect holder of any Lessor Note, the Lease Indenture Trustee shall have received an opinion of counsel to the Facility Lessee (with customary qualifications and limitations and otherwise reasonably satisfactory to the Lease Indenture Trustee), addressed to the Lease Indenture Trustee, the Lender and the Bondholder Trustee, to the effect that such assignment shall not cause a Tax Event to occur to any direct or indirect holder of any Lessor Note.

         SECTION 22.5 TRUE LEASE; SEPARATE LEGAL OBLIGATIONS. This Facility Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Facility Lessee any right, title or interest in or to the Undivided Interest except as lessee only. The parties hereto hereby agree that the Facility Lessee's obligation to make Excepted Payments is a separate and independent obligation from its obligation to make other Rent payments, and that the Facility Lessee's obligation to make Excepted Payments may be assigned, pledged or otherwise transferred separately from the Facility Lessee's obligations to make other Rent payments. The obligation to make Excepted Payments has been included herein for the convenience of the parties.

         SECTION 22.6 GOVERNING LAW. This Facility Lease was negotiated in the State of New York which the Facility Lessee and the Owner Lessor agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and, in accordance with ss. 5-1401 of the New York General Obligations Law, in all respects, including matters of construction, validity and performance, this Facility Lease shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any Requirement of Law of the United States of America, except provisions for the creation and enforcement of the leasehold interest created hereby shall be governed by and construed according to the law of the state in which the Facility is located, it being understood that, to the fullest extent permitted by the law of the state in which the Facility is located, the law of the State of New York shall govern the validity and the enforceability of the representations, warranties, covenants and obligations of the Facility Lessee and the Owner Lessor under this Facility Lease and all other Operative Documents and all of the indebtedness arising hereunder or thereunder. To the fullest extent permitted by law, the Facility Lessee and the Owner Lessor hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Facility Lease, except as expressly otherwise provided above.

         SECTION 22.7 SEVERABILITY. Any provision of this Facility Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 22.8 COUNTERPARTS. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to SECTION 21, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 22.9 HEADINGS AND TABLE OF CONTENTS. The headings of the sections of this Facility Lease and the table of contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         SECTION 22.10 FURTHER ASSURANCES. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Lease.

         SECTION 22.11 EFFECTIVENESS. This Facility Lease has been dated as of the date first above written for convenience only. This Facility Lease shall be effective on the date of execution and delivery by the Facility Lessee and the Owner Lessor.

         SECTION 22.12 LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Facility Lease is executed and delivered by the Trust Company, not individually or personally but solely as manager of the Owner Lessor under the Owner Lessor LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal a representation, undertaking and agreement by the Trust Company but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Trust Company be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Facility Lease.

         SECTION 22.13 MEASURING LIFE. If and to the extent that any of the rights and privileges granted under this Facility Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush, William J. Clinton and George W. Bush or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and (b) is shorter.

                  IN WITNESS WHEREOF, the Owner Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

                                      HOMER CITY OL1 LLC

                                      By: Wells Fargo Bank Northwest, National
                                          Association, not in its individual
                                          capacity but solely as Owner Manager


                                      By:
                                           -------------------------------------
                                      Name:
                                      Title:


                                      EME HOMER CITY GENERATION, L.P.

                                      By:
                                           -------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                TO FACILITY LEASE


                          DESCRIPTION OF FACILITY SITE

                                    EXHIBIT B

                                TO FACILITY LEASE


                             DESCRIPTION OF FACILITY

                                  SCHEDULE 1-1

                                TO FACILITY LEASE


                                BASIC LEASE RENT


                                COLUMN (A)                  COLUMN (B)

                          COMPONENT A OF BASIC        COMPONENT B OF BASIC
    RENT PAYMENT DATE           LEASE RENT                  LEASE RENT
    -----------------     --------------------        --------------------



                                 Schedule 1-1-1

                                  SCHEDULE 1-2

                                       TO

                                 FACILITY LEASE


                        ALLOCATION OF PERIODIC LEASE RENT


              RENTAL PERIOD ENDING ON    ALLOCATED RENT      SECTION 467 LOAN

                                                            (LAST DAY OF TERM)
              -----------------------    --------------      ----------------


                                 Schedule 1-2-2

                                  SCHEDULE 1-3

                                       TO

                                 FACILITY LEASE


                   PROPORTIONAL RENT AND SECTION 467 INTEREST


               RENTAL PERIOD
RENTAL PERIOD  ENDING ON (BUT                     LESSOR SECTION  LESSEE SECTION
BEGINNING ON   NOT INCLUDING)  PROPORTIONAL RENT   467 INTEREST    467 INTEREST
------------   --------------  -----------------   ------------    ------------


                                 Schedule 1-3-1

                                   SCHEDULE 2

                                       TO

                                 FACILITY LEASE


                               TERMINATION VALUES





                                  Schedule 2-1